FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-10

Wells Fargo Commercial Mortgage Trust 2016-C36 Disclaimer

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Citigroup Global Markets Inc. or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A.  Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale.

In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined, or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag	Address(2)	City	State	Zip Code	General Property Type	Specific Property Type
1	Gurnee Mills	WFB		6170 West Grand Avenue	Gurnee	IL	60031	Retail	Super Regional Mall
2	101 Hudson Street	WFB		101 Hudson Street	Jersey City	NJ	07302	Office	CBD
3	Plaza America I & II	Barclays		11700 and 11710 Plaza America Drive	Reston	VA	20190	Office	Suburban
4	North Isle Village, Inc.	NCB		50 Gibbs Road	Coram	NY	11727	Multifamily	Cooperative
5	Easton Town Center	Barclays		160 Easton Town Center	Columbus	OH	43219	Retail	Urban
6	Conrad Indianapolis	WFB		50 West Washington Street	Indianapolis	IN	46204	Hospitality	Full Service
7	Mall at Turtle Creek	Barclays		3000 East Highland Drive	Jonesboro	AR	72401	Retail	Regional Mall
8	Home2 Suites - Long Island City	Basis		39-06 30th Street	Long Island City	NY	11101	Hospitality	Extended Stay
9	ExchangeRight Net Leased Portfolio 13	Barclays		Various	Various	Various	Various	Retail	Single Tenant
9.01	Walgreens - Fairfield	Barclays		4610 Pleasant Avenue	Fairfield	OH	45014	Retail	Single Tenant
9.02	Walgreens - Panama City	Barclays		301 North Tyndall Parkway	Panama City	FL	32404	Retail	Single Tenant
9.03	Hobby Lobby - Franklin	Barclays		6801 South 27th Street	Franklin	WI	53132	Retail	Single Tenant
9.04	CVS Pharmacy - Gadsden	Barclays		2608 West Meighan Boulevard	Gadsden	AL	35904	Retail	Single Tenant
9.05	Tractor Supply - Chillicothe	Barclays		1850 North Bridge Street	Chillicothe	OH	45601	Retail	Single Tenant
9.06	Advance Auto Parts - Houston	Barclays		3003 South Richey Street	Houston	TX	77017	Retail	Single Tenant
9.07	Family Dollar - Plainville	Barclays		32 East Street	Plainville	CT	06062	Retail	Single Tenant
9.08	Napa Auto Parts - Madison	Barclays		2802 Index Road	Madison	WI	53713	Retail	Single Tenant
9.09	Dollar General - Knoxville (Circle Oak)	Barclays		3131 Circle Oak Drive	Knoxville	TN	37920	Retail	Single Tenant
9.10	Family Dollar - Lafayette (Pinhook)	Barclays		501 East Pinhook Road	Lafayette	LA	70501	Retail	Single Tenant
9.11	Dollar General - Dothan	Barclays		2630 Westgate Parkway	Dothan	AL	36303	Retail	Single Tenant
9.12	Family Dollar - Lafayette (Congress)	Barclays		3841 West Congress Street	Lafayette	LA	70506	Retail	Single Tenant
9.13	Dollar General - Superior	Barclays		216 Belknap Street	Superior	WI	54880	Retail	Single Tenant
9.14	Dollar General - Knoxville (Elm)	Barclays		1612 Elm Street	Knoxville	TN	37921	Retail	Single Tenant
9.15	Family Dollar - Scott	Barclays		1061 Renaud Drive	Scott	LA	70583	Retail	Single Tenant
9.16	Sherwin Williams - Arlington	Barclays		5865 South Cooper Street	Arlington	TX	76017	Retail	Single Tenant
9.17	Sherwin Williams - Shreveport	Barclays		305 West Bert Kouns Industrial Loop	Shreveport	LA	71106	Retail	Single Tenant
9.18	Sherwin Williams - Sherman	Barclays		711 East Taylor Street	Sherman	TX	75090	Retail	Single Tenant
9.19	Dollar General - Walbridge	Barclays		30500 Drouillard Road	Walbridge	OH	43465	Retail	Single Tenant
9.20	Sherwin Williams - Naples	Barclays		12025 Collier Boulevard	Naples	FL	34116	Retail	Single Tenant
10	Sheraton Towson Baltimore North	Barclays		903 Dulaney Valley Road	Towson	MD	21204	Hospitality	Full Service
11	Houston Industrial Portfolio	Barclays		Various	Houston	TX	Various	Industrial	Flex
11.01	Emmott Business Center	Barclays		8807-8815 Emmott Road	Houston	TX	77040	Industrial	Flex
11.02	Eldridge Business Center	Barclays		6830 North Eldridge Parkway	Houston	TX	77041	Industrial	Flex
11.03	West Belt Business Center	Barclays		6125 West Sam Houston Parkway	Houston	TX	77041	Industrial	Flex
11.04	Winkler Berrybrook	Barclays		5900-6000 Berrybrook Drive	Houston	TX	77017	Industrial	Flex
11.05	Aldine Westfield	Barclays		16623 Aldine Westfield	Houston	TX	77032	Industrial	Flex
11.06	Keough Business Center	Barclays		9230 Keough Road	Houston	TX	77040	Industrial	Flex
12	Central Park Retail	WFB		See footnote (2)	Fredericksburg	VA	22401	Retail	Anchored
13	Archdale Marketplace	Barclays		5801-6025 South Boulevard	Charlotte	NC	28217	Retail	Anchored
14	DoubleTree Dallas Near the Galleria	CIIICM		4099 Valley View Lane	Dallas	TX	75244	Hospitality	Full Service
15	Tully Business Center	WFB		1310-1460 Tully Road	San Jose	CA	95122	Industrial	Flex
16	Spanish Fort Town Center Apartments	CIIICM		30000 Town Center Avenue	Spanish Fort	AL	36527	Multifamily	Garden
17	Alliance International	The Bancorp Bank		7001-7131 Grand National Drive	Orlando	FL	32819	Office	Suburban
18	Gas Company Tower & World Trade Center Parking Garage	Barclays		555 West Fifth Street; 350 South Figueroa Street	Los Angeles	CA	90013	Office	CBD
19	2375 Anselmo Drive	Barclays		2375 Anselmo Drive	Corona	CA	92879	Office	Suburban
20	Consumer Square West	RMF		3530 Soldano Boulevard	Columbus	OH	43228	Retail	Anchored
21	Northtowne Meadows	RMF		6255 Telegraph Road	Erie	MI	48133	Manufactured Housing Community	Manufactured Housing Community
22	Central Self Storage - Daly City, CA	WFB		307, 321 and 333 87th Street	Daly City	CA	94015	Self Storage	Self Storage
23	Shoppes at Kendall	RMF		15400-15600 North Kendall Drive	Miami	FL	33196	Retail	Unanchored
24	Firelands and Midtown Manor MHP	CIIICM		Various	Various	OH	Various	Manufactured Housing Community	Manufactured Housing Community
24.01	Midtown Manor MHP	CIIICM		520 Milan Avenue	Norwalk	OH	44857	Manufactured Housing Community	Manufactured Housing Community
24.02	Firelands Manor MHP	CIIICM		5810 US-20 East	Wakeman	OH	44889	Manufactured Housing Community	Manufactured Housing Community
25	Holiday Inn Express & Suites Cooperstown	RMF		4758 State Highway 28	Cooperstown	NY	13326	Hospitality	Limited Service
26	61 Inverness	The Bancorp Bank		61 Inverness Drive East	Englewood	CO	80112	Office	Suburban
27	Shoreview Apartments	WFB		400 Kellogg Street	Ann Arbor	MI	48105	Multifamily	Garden
28	One & Two Corporate Plaza	RMF		2525 & 2625 Bay Area Boulevard	Houston	TX	77058	Office	Suburban
29	New Albany Office Building	RMF		5150 East Dublin-Granville Road	Columbus	OH	43081	Office	Suburban
30	Paradise Ranch MHP	The Bancorp Bank		36200 North Paradise Ranch Road	Castaic	CA	91384	Manufactured Housing Community	Manufactured Housing Community
31	Pacific Rancho Business Park	Barclays		2701, 2705, 2709 Via Orange Way	Spring Valley	CA	91978	Industrial	Light Industrial
32	Comfort Suites Waco	CIIICM		810 Interstate 35 North	Waco	TX	76705	Hospitality	Limited Service
33	Century Theater - NextGen	The Bancorp Bank		46800 Washington Street	La Quinta	CA	92253	Retail	Single Tenant
34	Chicago Northside Storage	CIIICM		3510 Wilmette Avenue	Wilmette	IL	60091	Self Storage	Self Storage
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	NCB		5302-24 Fillmore Avenue; 5405-09 Avenue S; 5607-27 Avenue T; 5610-16 Avenue T; 2001 Pearson Street; 5710 Avenue T; 5810-18 Avenue T	Brooklyn	NY	11234	Multifamily	Cooperative
36	Village at Fairplain	CIIICM		777 East Napier Avenue	Benton Harbor	MI	49022	Multifamily	Garden
37	Hampton Inn Richmond Hill	RMF		4679 Highway 17	Richmond Hill	GA	31324	Hospitality	Limited Service
38	4119 Syracuse Holding (Camillus Plaza)	Basis		4107-4131 West Genesee Street	Camillus	NY	13031	Retail	Unanchored
39	Holiday Inn Express & Suites Marysville	RMF		411 Allenby Drive	Marysville	OH	43040	Hospitality	Limited Service
40	Lock Ur Own Self Storage	CIIICM		9591 East 22nd Avenue	Aurora	CO	80010	Self Storage	Self Storage
41	Bella Vista Pointe Apartments	RMF		2900 Dilido Road	Dallas	TX	75228	Multifamily	Garden
42	Country Aire MHP	CIIICM		2465 Highway 397	Lake Charles	LA	70615	Manufactured Housing Community	Manufactured Housing Community
43	CVS Duluth	Barclays		1215 East Superior Street	Duluth	MN	55805	Retail	Single Tenant
44	Comfort Inn & Suites Market Center Dallas	RMF		7138 North Stemmons Freeway	Dallas	TX	75247	Hospitality	Limited Service
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	NCB		290 West 232nd Street	Bronx	NY	10463	Multifamily	Cooperative
46	Sun Lake Estates MHP	CIIICM		3300 Voight Boulevard	San Angelo	TX	76905	Manufactured Housing Community	Manufactured Housing Community
47	Moore Self Storage	RMF		3935 Westpoint Boulevard	Winston-Salem	NC	27103	Self Storage	Self Storage
48	Best Western - Westgate	The Bancorp Bank		1415 Kenneth Road	York	PA	17408	Hospitality	Limited Service
49	Courthouse Square	RMF		2124, 2126, and 2128 Jefferson Davis Highway	Stafford	VA	22554	Office	Suburban
50	Pokegama Mobile Home & R.V. Park	The Bancorp Bank		19193 Island Resort Road	Pine City	MN	55063	Manufactured Housing Community	Manufactured Housing Community
51	Compton Owners Corp.	NCB		175-45 88th Avenue	Jamaica	NY	11432	Multifamily	Cooperative
52	Arlington Heights Self Storage	RMF		2500 East Hintz Road	Arlington Heights	IL	60004	Self Storage	Self Storage
53	Western Village MHP	CIIICM		83 Bonanza Road	Palm Springs	CA	92262	Manufactured Housing Community	Manufactured Housing Community
54	7350 S Phillips Avenue	CIIICM		7350 South Phillips Avenue	Chicago	IL	60649	Multifamily	Mid Rise
55	Guardian Self Storage San Antonio	CIIICM		12720 NW Military Highway	San Antonio	TX	78321	Self Storage	Self Storage
56	Northgate III	WFB		12002 Forestgate Drive	Dallas	TX	75243	Industrial	Flex
57	Broadview Heights Self Storage	RMF		2001 Towpath Road	Broadview Heights	OH	44147	Self Storage	Self Storage
58	Pleasant Ridge	CIIICM		4901 Pleasant Ridge Drive	Evansville	IN	47711	Manufactured Housing Community	Manufactured Housing Community
59	Bayview Owners Corp.	NCB		8847-73 Bay 16th Street a/k/a 242-304 Bay 17th Street	Brooklyn	NY	11214	Multifamily	Cooperative
60	Royal Oaks MHC	RMF		11526 C F Hawn Freeway	Dallas	TX	75253	Manufactured Housing Community	Manufactured Housing Community
61	Big Oaks Self Storage & Retail	CIIICM		13300-13450 East Highway 20	Clearlake Oaks	CA	95423	Mixed Use	Self Storage/Retail
62	Mohegan Village Owners, Inc.	NCB		737 Tuckahoe Road	Yonkers	NY	10710	Multifamily	Cooperative
63	Belle Grove MHP	CIIICM		624 301 Street Boulevard East	Bradenton	FL	34203	Manufactured Housing Community	Manufactured Housing Community
64	Fleetwood Hills Apartments, Inc.	NCB		804 Bronx River Road	Yonkers	NY	10708	Multifamily	Cooperative
65	All American Storage DeSoto	CIIICM		1209 East Belt Line Road	DeSoto	TX	75115	Self Storage	Self Storage
66	Southwood Village Retail Center	The Bancorp Bank		1307 2nd Loop Road	Florence	SC	29505	Retail	Anchored
67	Newtown Self Storage	CIIICM		137 South Main Street	Newtown	CT	06740	Self Storage	Self Storage
68	Campus Plaza - MI	WFB		43201 Garfield Road	Clinton Township	MI	48038	Retail	Unanchored
69	80-82 Charles St. Owners Corp.	NCB		80-82 Charles Street	New York	NY	10014	Multifamily	Cooperative
70	Aloha Estates MHP	CIIICM		5310 14th Street West	Bradenton	FL	34207	Manufactured Housing Community	Manufactured Housing Community
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	NCB		1122 Yonkers Avenue	Yonkers	NY	10704	Multifamily	Cooperative
72	13912 Owners Corp.	NCB		139-12 84th Drive	Briarwood	NY	11435	Multifamily	Cooperative
73	Friendly Village Mobile Estates	CIIICM		715 Center Stree East	Kimberly	ID	83341	Manufactured Housing Community	Manufactured Housing Community

A-1-1

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Year Built	Year Renovated	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF(4)	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date	Gross Mortgage Rate	Trust Advisor Ongoing Fee Rate	Certificate Administrator Fee Rate
1	Gurnee Mills	1991	2014	1,683,915	Sq. Ft.	163	80,000,000	79,893,396	9.3%	63,520,451	N	9/27/2016	11/1/2016		11/1/2016	10/1/2026		3.990000%	0.000000%	0.007000%
2	101 Hudson Street	1992	2015	1,341,649	Sq. Ft.	186	67,500,000	67,500,000	7.9%	67,500,000	N	9/30/2016	11/11/2016	10/11/2026		10/11/2026		3.117000%	0.000000%	0.007000%
3	Plaza America I & II	1999		514,615	Sq. Ft.	243	65,000,000	65,000,000	7.6%	65,000,000	N	7/20/2016	9/6/2016	8/6/2026		8/6/2026		4.190120%	0.003900%	0.007000%
4	North Isle Village, Inc.	1973	1996	763	Units	60,202	46,000,000	45,933,875	5.4%	36,043,413	N	9/29/2016	11/1/2016		11/1/2016	10/1/2026		3.630000%	0.002360%	0.007000%
5	Easton Town Center	1999	2015	1,303,073	Sq. Ft.	259	45,000,000	45,000,000	5.2%	45,000,000	N	7/28/2016	9/5/2016	8/5/2026		8/5/2026		3.615900%	0.000000%	0.007000%
6	Conrad Indianapolis	2006	2015	247	Rooms	225,239	32,000,000	31,962,031	3.7%	25,886,890	N	9/13/2016	11/11/2016		11/11/2016	10/11/2026		4.520000%	0.005500%	0.007000%
7	Mall at Turtle Creek	2006		329,398	Sq. Ft.	217	29,860,000	29,683,636	3.5%	24,370,006	N	6/2/2016	7/6/2016		7/6/2016	6/6/2026		4.780000%	0.000000%	0.007000%
8	Home2 Suites - Long Island City	2014		115	Rooms	217,163	25,000,000	24,973,745	2.9%	20,585,071	N	9/29/2016	11/1/2016		11/1/2016	10/1/2026		5.050000%	0.002360%	0.007000%
9	ExchangeRight Net Leased Portfolio 13	Various		233,055	Sq. Ft.	105	24,485,000	24,485,000	2.9%	24,485,000	N	8/31/2016	10/6/2016	9/6/2026		9/6/2026		3.821000%	0.002360%	0.007000%
9.01	Walgreens - Fairfield	2002		14,490	Sq. Ft.		3,395,000	3,395,000	0.4%
9.02	Walgreens - Panama City	2006		14,820	Sq. Ft.		3,165,000	3,165,000	0.4%
9.03	Hobby Lobby - Franklin	2003		53,000	Sq. Ft.		2,825,000	2,825,000	0.3%
9.04	CVS Pharmacy - Gadsden	2008		11,945	Sq. Ft.		2,420,000	2,420,000	0.3%
9.05	Tractor Supply - Chillicothe	1996		18,946	Sq. Ft.		1,645,000	1,645,000	0.2%
9.06	Advance Auto Parts - Houston	2015		6,889	Sq. Ft.		1,075,000	1,075,000	0.1%
9.07	Family Dollar - Plainville	2015		9,219	Sq. Ft.		1,040,000	1,040,000	0.1%
9.08	Napa Auto Parts - Madison	1990		7,800	Sq. Ft.		960,000	960,000	0.1%
9.09	Dollar General - Knoxville (Circle Oak)	2016		9,100	Sq. Ft.		825,000	825,000	0.1%
9.10	Family Dollar - Lafayette (Pinhook)	2016		8,481	Sq. Ft.		755,000	755,000	0.1%
9.11	Dollar General - Dothan	2016		9,026	Sq. Ft.		745,000	745,000	0.1%
9.12	Family Dollar - Lafayette (Congress)	2016		8,320	Sq. Ft.		745,000	745,000	0.1%
9.13	Dollar General - Superior	2013		9,493	Sq. Ft.		735,000	735,000	0.1%
9.14	Dollar General - Knoxville (Elm)	2016		9,100	Sq. Ft.		695,000	695,000	0.1%
9.15	Family Dollar - Scott	2016		8,532	Sq. Ft.		670,000	670,000	0.1%
9.16	Sherwin Williams - Arlington	1999		6,000	Sq. Ft.		655,000	655,000	0.1%
9.17	Sherwin Williams - Shreveport	2003		6,000	Sq. Ft.		595,000	595,000	0.1%
9.18	Sherwin Williams - Sherman	2001		7,080	Sq. Ft.		585,000	585,000	0.1%
9.19	Dollar General - Walbridge	2008		9,014	Sq. Ft.		485,000	485,000	0.1%
9.20	Sherwin Williams - Naples	1986		5,800	Sq. Ft.		470,000	470,000	0.1%
10	Sheraton Towson Baltimore North	1987	2015	283	Rooms	77,561	22,000,000	21,949,866	2.6%	18,072,484	N	8/10/2016	10/6/2016		10/6/2016	9/6/2026		4.980000%	0.002360%	0.007000%
11	Houston Industrial Portfolio	Various		459,485	Sq. Ft.	43	20,000,000	19,967,885	2.3%	14,824,994	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.768000%	0.002360%	0.007000%
11.01	Emmott Business Center	1993		167,040	Sq. Ft.		7,200,000	7,188,439	0.8%
11.02	Eldridge Business Center	1998		99,500	Sq. Ft.		4,550,000	4,542,694	0.5%
11.03	West Belt Business Center	1997		97,030	Sq. Ft.		3,800,000	3,793,898	0.4%
11.04	Winkler Berrybrook	1984		43,100	Sq. Ft.		2,000,000	1,996,789	0.2%
11.05	Aldine Westfield	1991		33,185	Sq. Ft.		1,500,000	1,497,591	0.2%
11.06	Keough Business Center	1983		19,630	Sq. Ft.		950,000	948,475	0.1%
12	Central Park Retail	1966	2014	441,907	Sq. Ft.	203	20,000,000	19,948,500	2.3%	16,100,491	N	8/5/2016	10/1/2016		10/1/2016	9/1/2026		4.380000%	0.000000%	0.007000%
13	Archdale Marketplace	1961	2005	179,811	Sq. Ft.	107	19,275,000	19,275,000	2.2%	16,292,398	N	10/3/2016	11/6/2016	10/6/2018	11/6/2018	10/6/2026		4.120000%	0.002360%	0.007000%
14	DoubleTree Dallas Near the Galleria	1980	2016	290	Rooms	65,439	19,000,000	18,977,355	2.2%	15,359,794	N	9/30/2016	11/11/2016		11/11/2016	10/11/2026		4.500000%	0.002360%	0.007000%
15	Tully Business Center	1987		143,913	Sq. Ft.	122	17,500,000	17,500,000	2.0%	15,134,430	N	8/25/2016	10/11/2016	9/11/2019	10/11/2019	9/11/2026		3.990000%	0.002360%	0.007000%
16	Spanish Fort Town Center Apartments	2009		216	Units	72,917	15,750,000	15,750,000	1.8%	13,368,216	N	9/28/2016	11/11/2016	10/11/2018	11/11/2018	10/11/2026		4.270000%	0.002360%	0.007000%
17	Alliance International	1984		238,257	Sq. Ft.	65	15,400,000	15,400,000	1.8%	13,634,565	N	4/14/2016	6/5/2016	5/5/2019	6/5/2019	5/5/2026		5.000000%	0.002360%	0.007000%
18	Gas Company Tower & World Trade Center Parking Garage	1991	2015	1,372,329	Sq. Ft.	105	15,000,000	15,000,000	1.7%	15,000,000	N	7/11/2016	9/6/2016	8/6/2021		8/6/2021		3.472700%	0.000000%	0.007000%
19	2375 Anselmo Drive	2009		74,569	Sq. Ft.	201	15,000,000	14,980,897	1.7%	11,999,923	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.200000%	0.002360%	0.007000%
20	Consumer Square West	1988		218,206	Sq. Ft.	62	13,600,000	13,584,151	1.6%	11,032,025	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.600000%	0.002360%	0.007000%
21	Northtowne Meadows	1987		386	Pads	32,947	12,750,000	12,717,625	1.5%	10,288,978	N	9/8/2016	10/6/2016		10/6/2016	9/6/2026		4.450000%	0.002360%	0.007000%
22	Central Self Storage - Daly City, CA	2003		71,275	Sq. Ft.	166	11,850,000	11,850,000	1.4%	11,850,000	N	9/30/2016	11/11/2016	10/11/2026		10/11/2026		4.060000%	0.002360%	0.007000%
23	Shoppes at Kendall	2014		48,057	Sq. Ft.	223	10,700,000	10,700,000	1.2%	10,700,000	N	9/9/2016	10/1/2016	9/1/2026		9/1/2026		3.700000%	0.002360%	0.007000%
24	Firelands and Midtown Manor MHP	Various		398	Pads	25,069	10,000,000	9,977,306	1.2%	8,220,133	N	8/25/2016	10/11/2016		10/11/2016	9/11/2026		5.000000%	0.002360%	0.007000%
24.01	Midtown Manor MHP	1994		240	Pads		5,850,000	5,836,724	0.7%
24.02	Firelands Manor MHP	1975		158	Pads		4,150,000	4,140,582	0.5%
25	Holiday Inn Express & Suites Cooperstown	2004	2014	74	Rooms	117,281	8,700,000	8,678,812	1.0%	5,381,632	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.550000%	0.002360%	0.007000%
26	61 Inverness	1982	2015	85,975	Sq. Ft.	96	8,225,000	8,225,000	1.0%	7,282,097	N	4/14/2016	6/5/2016	5/5/2019	6/5/2019	5/5/2026		5.000000%	0.002360%	0.007000%
27	Shoreview Apartments	1968		128	Units	62,417	8,000,000	7,989,362	0.9%	6,354,342	N	9/30/2016	11/11/2016		11/11/2016	10/11/2026		4.000000%	0.002360%	0.007000%
28	One & Two Corporate Plaza	1984		276,025	Sq. Ft.	98	7,000,000	6,984,312	0.8%	5,765,333	N	8/18/2016	10/6/2016		10/6/2016	9/6/2026		5.060000%	0.000000%	0.007000%
29	New Albany Office Building	1999	2007	82,853	Sq. Ft.	81	6,680,000	6,680,000	0.8%	5,858,306	N	8/31/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.580000%	0.002360%	0.007000%
30	Paradise Ranch MHP	1972		94	Pads	69,073	6,500,000	6,492,847	0.8%	5,980,764	N	9/30/2016	11/5/2016		11/5/2016	10/5/2021		4.850000%	0.002360%	0.007000%
31	Pacific Rancho Business Park	1988		83,635	Sq. Ft.	76	6,350,000	6,350,000	0.7%	6,350,000	N	9/23/2016	11/6/2016	10/6/2026		10/6/2026		3.707000%	0.002360%	0.007000%
32	Comfort Suites Waco	2009	2015	94	Rooms	66,868	6,300,000	6,285,613	0.7%	5,173,609	N	8/12/2016	10/11/2016		10/11/2016	9/11/2026		4.970000%	0.002360%	0.007000%
33	Century Theater - NextGen	2015		43,325	Sq. Ft.	143	6,200,000	6,200,000	0.7%	6,200,000	N	12/11/2015	2/5/2016	1/5/2026		1/5/2026		4.690000%	0.002360%	0.007000%
34	Chicago Northside Storage	1961	1982	40,069	Sq. Ft.	150	6,000,000	6,000,000	0.7%	5,043,195	N	10/6/2016	11/11/2016	10/11/2017	11/11/2017	10/11/2026		4.850000%	0.002360%	0.007000%
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	1952	NAV	340	Units	17,621	6,000,000	5,991,303	0.7%	4,694,259	N	9/30/2016	11/1/2016		11/1/2016	10/1/2026		3.590000%	0.002360%	0.007000%
36	Village at Fairplain	1971	2016	178	Units	31,549	5,650,000	5,615,689	0.7%	5,047,960	N	7/8/2016	8/11/2016		8/11/2016	7/11/2021		5.250000%	0.002360%	0.007000%
37	Hampton Inn Richmond Hill	1998	2016	64	Rooms	86,620	5,550,000	5,543,649	0.6%	4,514,255	N	9/30/2016	11/6/2016		11/6/2016	10/6/2026		4.680000%	0.002360%	0.007000%
38	4119 Syracuse Holding (Camillus Plaza)	1958	1970	64,664	Sq. Ft.	85	5,530,000	5,523,379	0.6%	4,467,435	N	9/29/2016	11/1/2016		11/1/2016	10/1/2026		4.480000%	0.002360%	0.007000%
39	Holiday Inn Express & Suites Marysville	2002	2013	72	Rooms	73,529	5,300,000	5,294,086	0.6%	4,326,846	N	9/29/2016	11/6/2016		11/6/2016	10/6/2026		4.790000%	0.002360%	0.007000%
40	Lock Ur Own Self Storage	1977	2007	66,665	Sq. Ft.	79	5,300,000	5,281,080	0.6%	4,312,438	N	7/26/2016	9/11/2016		9/11/2016	8/11/2026		4.690000%	0.002360%	0.007000%
41	Bella Vista Pointe Apartments	1984		188	Units	27,128	5,100,000	5,100,000	0.6%	4,239,476	N	8/3/2016	9/6/2016	8/6/2017	9/6/2017	8/6/2026		4.480000%	0.002360%	0.007000%
42	Country Aire MHP	1973	2015	192	Pads	23,933	4,600,000	4,595,112	0.5%	4,242,238	N	10/4/2016	11/11/2016		11/11/2016	10/11/2021		5.000000%	0.002360%	0.007000%
43	CVS Duluth	2014		13,499	Sq. Ft.	333	4,500,000	4,500,000	0.5%	4,500,000	N	9/28/2016	11/6/2016	10/6/2026		10/6/2026		4.002000%	0.002360%	0.007000%
44	Comfort Inn & Suites Market Center Dallas	1999	2014	62	Rooms	72,504	4,500,000	4,495,229	0.5%	3,700,493	N	9/28/2016	11/6/2016		11/6/2016	10/6/2026		5.010000%	0.002360%	0.007000%
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	1966	2012	117	Units	38,343	4,500,000	4,486,174	0.5%	3,504,625	N	8/30/2016	10/1/2016		10/1/2016	9/1/2026		3.470000%	0.002360%	0.007000%
46	Sun Lake Estates MHP	1986		229	Pads	18,471	4,240,000	4,229,889	0.5%	3,457,816	N	9/7/2016	10/11/2016		10/11/2016	9/11/2026		4.760000%	0.002360%	0.007000%
47	Moore Self Storage	2006		72,859	Sq. Ft.	57	4,180,000	4,180,000	0.5%	3,654,960	N	9/30/2016	11/6/2016	10/6/2019	11/6/2019	10/6/2026		4.450000%	0.002360%	0.007000%
48	Best Western - Westgate	1983	2014	103	Rooms	39,984	4,200,000	4,118,381	0.5%	3,153,030	N	10/5/2015	12/5/2015		12/5/2015	11/5/2025		5.110000%	0.002360%	0.007000%
49	Courthouse Square	1989		26,783	Sq. Ft.	152	4,080,000	4,075,846	0.5%	3,373,603	N	9/12/2016	11/6/2016		11/6/2016	10/6/2026		5.180000%	0.002360%	0.007000%
50	Pokegama Mobile Home & R.V. Park	1975	2008	337	Pads	11,808	4,000,000	3,979,396	0.5%	3,750,821	N	5/5/2016	6/5/2016		6/5/2016	5/5/2021		6.180000%	0.002360%	0.007000%
51	Compton Owners Corp.	1962	NAV	114	Units	34,211	3,900,000	3,900,000	0.5%	3,900,000	N	9/27/2016	11/1/2016	10/1/2026		10/1/2026		3.390000%	0.002360%	0.007000%
52	Arlington Heights Self Storage	1987		56,792	Sq. Ft.	66	3,750,000	3,750,000	0.4%	3,288,719	N	8/19/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.580000%	0.002360%	0.007000%
53	Western Village MHP	1965		141	Pads	24,795	3,500,000	3,496,085	0.4%	2,856,398	N	10/3/2016	11/11/2016		11/11/2016	10/11/2026		4.780000%	0.002360%	0.007000%
54	7350 S Phillips Avenue	1929	2009	70	Units	49,943	3,500,000	3,496,031	0.4%	2,850,664	N	9/29/2016	11/11/2016		11/11/2016	10/11/2026		4.720000%	0.002360%	0.007000%
55	Guardian Self Storage San Antonio	1998		58,555	Sq. Ft.	60	3,500,000	3,491,272	0.4%	2,833,171	N	9/7/2016	10/11/2016		10/11/2016	9/11/2026		4.540000%	0.002360%	0.007000%
56	Northgate III	1988		95,204	Sq. Ft.	35	3,345,000	3,340,703	0.4%	2,672,187	N	9/30/2016	11/11/2016		11/11/2016	10/11/2026		4.160000%	0.002360%	0.007000%
57	Broadview Heights Self Storage	2006		59,742	Sq. Ft.	55	3,280,000	3,280,000	0.4%	2,867,917	N	8/24/2016	10/6/2016	9/6/2019	10/6/2019	9/6/2026		4.450000%	0.002360%	0.007000%
58	Pleasant Ridge	1969	2016	200	Pads	16,211	3,250,000	3,242,234	0.4%	2,649,561	N	9/1/2016	10/11/2016		10/11/2016	9/11/2026		4.750000%	0.002360%	0.007000%
59	Bayview Owners Corp.	1949	1996	191	Units	15,693	3,000,000	2,997,388	0.3%	2,601,756	N	9/26/2016	11/1/2016		11/1/2016	10/1/2026		3.460000%	0.002360%	0.007000%
60	Royal Oaks MHC	1975		124	Pads	22,303	2,775,000	2,765,567	0.3%	2,275,294	N	7/22/2016	9/6/2016		9/6/2016	8/6/2026		4.920000%	0.002360%	0.007000%
61	Big Oaks Self Storage & Retail	1976		95,369	Sq. Ft.	29	2,737,500	2,734,215	0.3%	2,210,739	N	9/20/2016	11/11/2016		11/11/2016	10/11/2026		4.470000%	0.002360%	0.007000%
62	Mohegan Village Owners, Inc.	1947	1994	53	Units	50,943	2,700,000	2,700,000	0.3%	2,346,853	N	10/3/2016	12/1/2016		12/1/2016	11/1/2026		3.530000%	0.002360%	0.007000%
63	Belle Grove MHP	1955		88	Pads	30,648	2,700,000	2,697,022	0.3%	2,207,912	N	9/30/2016	11/11/2016		11/11/2016	10/11/2026		4.840000%	0.002360%	0.007000%
64	Fleetwood Hills Apartments, Inc.	1958	NAV	42	Units	59,881	2,515,000	2,515,000	0.3%	2,515,000	N	9/27/2016	11/1/2016	10/1/2026		10/1/2026		3.410000%	0.002360%	0.007000%
65	All American Storage DeSoto	1974		49,585	Sq. Ft.	44	2,200,000	2,197,459	0.3%	1,787,016	N	9/29/2016	11/11/2016		11/11/2016	10/11/2026		4.640000%	0.002360%	0.007000%
66	Southwood Village Retail Center	1979	2016	45,265	Sq. Ft.	48	2,175,000	2,175,000	0.3%	1,883,909	N	3/23/2016	5/5/2016	4/5/2017	5/5/2017	4/5/2026		5.930000%	0.002360%	0.007000%
67	Newtown Self Storage	2001		33,875	Sq. Ft.	62	2,100,000	2,097,452	0.2%	1,692,984	N	9/27/2016	11/11/2016		11/11/2016	10/11/2026		4.420000%	0.002360%	0.007000%
68	Campus Plaza - MI	1986	2013	39,068	Sq. Ft.	51	2,000,000	1,997,514	0.2%	1,606,199	N	9/20/2016	11/11/2016		11/11/2016	10/11/2026		4.310000%	0.002360%	0.007000%
69	80-82 Charles St. Owners Corp.	1895	2011	30	Units	48,294	1,450,000	1,448,805	0.2%	1,264,866	N	9/30/2016	11/1/2016		11/1/2016	10/1/2026		3.640000%	0.002360%	0.007000%
70	Aloha Estates MHP	1957	2015	79	Pads	16,402	1,300,000	1,295,796	0.2%	1,073,910	N	7/19/2016	9/11/2016		9/11/2016	8/11/2026		5.150000%	0.002360%	0.007000%
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	1962	2007	54	Units	23,115	1,250,000	1,248,196	0.1%	978,707	N	9/29/2016	11/1/2016		11/1/2016	10/1/2026		3.610000%	0.002360%	0.007000%
72	13912 Owners Corp.	1941	2008	30	Units	41,606	1,250,000	1,248,184	0.1%	977,603	N	9/14/2016	11/1/2016		11/1/2016	10/1/2026		3.580000%	0.002360%	0.007000%
73	Friendly Village Mobile Estates	1980		100	Pads	11,586	1,160,000	1,158,605	0.1%	936,466	N	9/30/2016	11/11/2016		11/11/2016	10/11/2026		4.460000%	0.002360%	0.007000%

A-1-2

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Servicing Fee	CREFC® IP Royalty License Fee Rate	Asset Representations Reviewer Fee Rate	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)	Seasoning	Prepayment Provisions
1	Gurnee Mills	0.005000%	0.000500%	0.000350%	3.977150%	Actual/360	381,471.17	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(88),O(7)
2	101 Hudson Street	0.005000%	0.000500%	0.000350%	3.104150%	Actual/360	177,766.41	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),GRTR 1% or YM(88),O(7)
3	Plaza America I & II	0.005000%	0.000500%	0.000350%	4.173370%	Actual/360	230,117.12	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	L(27),D(86),O(7)
4	North Isle Village, Inc.	0.080000%	0.000500%	0.000350%	3.539790%	Actual/360	209,913.07	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
5	Easton Town Center	0.003750%	0.000500%	0.000350%	3.604300%	Actual/360	137,479.53	Interest-only, Balloon	Actual/360	120	117	120	117	0	0	3	GRTR 1% or YM(27),GRTR 1% or YM or D(86),O(7)
6	Conrad Indianapolis	0.005000%	0.000500%	0.000350%	4.501650%	Actual/360	162,519.80	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)
7	Mall at Turtle Creek	0.005000%	0.000500%	0.000350%	4.767150%	Actual/360	156,304.30	Amortizing Balloon		120	115	0	0	360	355	5	L(29),D(87),O(4)
8	Home2 Suites - Long Island City	0.005000%	0.000500%	0.000350%	5.034790%	Actual/360	134,970.39	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
9	ExchangeRight Net Leased Portfolio 13	0.032500%	0.000500%	0.000350%	3.778290%	Actual/360	79,047.16	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(90),O(4)
9.01	Walgreens - Fairfield
9.02	Walgreens - Panama City
9.03	Hobby Lobby - Franklin
9.04	CVS Pharmacy - Gadsden
9.05	Tractor Supply - Chillicothe
9.06	Advance Auto Parts - Houston
9.07	Family Dollar - Plainville
9.08	Napa Auto Parts - Madison
9.09	Dollar General - Knoxville (Circle Oak)
9.10	Family Dollar - Lafayette (Pinhook)
9.11	Dollar General - Dothan
9.12	Family Dollar - Lafayette (Congress)
9.13	Dollar General - Superior
9.14	Dollar General - Knoxville (Elm)
9.15	Family Dollar - Scott
9.16	Sherwin Williams - Arlington
9.17	Sherwin Williams - Shreveport
9.18	Sherwin Williams - Sherman
9.19	Dollar General - Walbridge
9.20	Sherwin Williams - Naples
10	Sheraton Towson Baltimore North	0.005000%	0.000500%	0.000350%	4.964790%	Actual/360	117,831.99	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
11	Houston Industrial Portfolio	0.005000%	0.000500%	0.000350%	4.752790%	Actual/360	114,230.63	Amortizing Balloon		120	119	0	0	300	299	1	L(25),D(91),O(4)
11.01	Emmott Business Center
11.02	Eldridge Business Center
11.03	West Belt Business Center
11.04	Winkler Berrybrook
11.05	Aldine Westfield
11.06	Keough Business Center
12	Central Park Retail	0.005000%	0.000500%	0.000350%	4.367150%	Actual/360	99,916.04	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
13	Archdale Marketplace	0.005000%	0.000500%	0.000350%	4.104790%	Actual/360	93,360.25	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(90),O(5)
14	DoubleTree Dallas Near the Galleria	0.005000%	0.000500%	0.000350%	4.484790%	Actual/360	96,270.21	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
15	Tully Business Center	0.005000%	0.000500%	0.000350%	3.974790%	Actual/360	83,446.82	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),GRTR 1% or YM or D(87),O(7)
16	Spanish Fort Town Center Apartments	0.005000%	0.000500%	0.000350%	4.254790%	Actual/360	77,665.05	Interest-only, Amortizing Balloon	Actual/360	120	119	24	23	360	360	1	L(25),D(92),O(3)
17	Alliance International	0.055000%	0.000500%	0.000350%	4.934790%	Actual/360	82,670.53	Interest-only, Amortizing Balloon	Actual/360	120	114	36	30	360	360	6	L(30),D(86),O(4)
18	Gas Company Tower & World Trade Center Parking Garage	0.003750%	0.000500%	0.000350%	3.461100%	Actual/360	44,011.65	Interest-only, Balloon	Actual/360	60	57	60	57	0	0	3	L(12),GRTR 1% or YM(43),O(5)
19	2375 Anselmo Drive	0.045000%	0.000500%	0.000350%	4.144790%	Actual/360	73,352.58	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
20	Consumer Square West	0.055000%	0.000500%	0.000350%	4.534790%	Actual/360	69,719.63	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(90),O(5)
21	Northtowne Meadows	0.005000%	0.000500%	0.000350%	4.434790%	Actual/360	64,224.14	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
22	Central Self Storage - Daly City, CA	0.005000%	0.000500%	0.000350%	4.044790%	Actual/360	40,649.34	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
23	Shoppes at Kendall	0.005000%	0.000500%	0.000350%	3.684790%	Actual/360	33,449.88	Interest-only, Balloon	Actual/360	120	118	120	118	0	0	2	L(26),D(87),O(7)
24	Firelands and Midtown Manor MHP	0.005000%	0.000500%	0.000350%	4.984790%	Actual/360	53,682.16	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)
24.01	Midtown Manor MHP
24.02	Firelands Manor MHP
25	Holiday Inn Express & Suites Cooperstown	0.005000%	0.000500%	0.000350%	4.534790%	Actual/360	55,275.58	Amortizing Balloon		120	119	0	0	240	239	1	L(25),D(90),O(5)
26	61 Inverness	0.005000%	0.000500%	0.000350%	4.984790%	Actual/360	44,153.58	Interest-only, Amortizing Balloon	Actual/360	120	114	36	30	360	360	6	L(30),D(86),O(4)
27	Shoreview Apartments	0.005000%	0.000500%	0.000350%	3.984790%	Actual/360	38,193.22	Amortizing Balloon		120	119	0	0	360	359	1	L(25),GRTR 1% or YM(90),O(5)
28	One & Two Corporate Plaza	0.005000%	0.000500%	0.000350%	5.047150%	Actual/360	37,834.62	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
29	New Albany Office Building	0.052500%	0.000500%	0.000350%	4.517290%	Actual/360	34,164.85	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
30	Paradise Ranch MHP	0.005000%	0.000500%	0.000350%	4.834790%	Actual/360	34,299.97	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(31),O(4)
31	Pacific Rancho Business Park	0.035000%	0.000500%	0.000350%	3.661790%	Actual/360	19,888.66	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
32	Comfort Suites Waco	0.005000%	0.000500%	0.000350%	4.954790%	Actual/360	33,704.35	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)
33	Century Theater - NextGen	0.005000%	0.000500%	0.000350%	4.674790%	Actual/360	24,568.22	Interest-only, Balloon	Actual/360	120	110	120	110	0	0	10	L(34),D(82),O(4)
34	Chicago Northside Storage	0.005000%	0.000500%	0.000350%	4.834790%	Actual/360	31,661.51	Interest-only, Amortizing Balloon	Actual/360	120	119	12	11	360	360	1	L(25),D(92),O(3)
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	0.080000%	0.000500%	0.000350%	3.499790%	Actual/360	27,245.02	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
36	Village at Fairplain	0.005000%	0.000500%	0.000350%	5.234790%	Actual/360	33,857.50	Amortizing Balloon		60	56	0	0	300	296	4	L(28),D(29),O(3)
37	Hampton Inn Richmond Hill	0.005000%	0.000500%	0.000350%	4.664790%	Actual/360	28,717.72	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
38	4119 Syracuse Holding (Camillus Plaza)	0.005000%	0.000500%	0.000350%	4.464790%	Actual/360	27,954.02	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(93),O(2)
39	Holiday Inn Express & Suites Marysville	0.005000%	0.000500%	0.000350%	4.774790%	Actual/360	27,775.24	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
40	Lock Ur Own Self Storage	0.005000%	0.000500%	0.000350%	4.674790%	Actual/360	27,455.96	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)
41	Bella Vista Pointe Apartments	0.005000%	0.000500%	0.000350%	4.464790%	Actual/360	25,780.38	Interest-only, Amortizing Balloon	Actual/360	120	117	12	9	360	360	3	L(27),D(89),O(4)
42	Country Aire MHP	0.005000%	0.000500%	0.000350%	4.984790%	Actual/360	24,693.79	Amortizing Balloon		60	59	0	0	360	359	1	L(25),D(32),O(3)
43	CVS Duluth	0.055000%	0.000500%	0.000350%	3.936790%	Actual/360	15,215.94	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	L(25),D(91),O(4)
44	Comfort Inn & Suites Market Center Dallas	0.005000%	0.000500%	0.000350%	4.994790%	Actual/360	24,184.48	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	0.080000%	0.000500%	0.000350%	3.379790%	Actual/360	20,131.73	Amortizing Balloon		120	118	0	0	360	358	2	GRTR 1% or YM(113),1%(3),O(4)
46	Sun Lake Estates MHP	0.005000%	0.000500%	0.000350%	4.744790%	Actual/360	22,143.41	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(90),O(4)
47	Moore Self Storage	0.005000%	0.000500%	0.000350%	4.434790%	Actual/360	21,055.44	Interest-only, Amortizing Balloon	Actual/360	120	119	36	35	360	360	1	L(25),D(91),O(4)
48	Best Western - Westgate	0.005000%	0.000500%	0.000350%	5.094790%	Actual/360	24,822.71	Amortizing Balloon		120	108	0	0	300	288	12	L(36),D(80),O(4)
49	Courthouse Square	0.005000%	0.000500%	0.000350%	5.164790%	Actual/360	22,353.34	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
50	Pokegama Mobile Home & R.V. Park	0.005000%	0.000500%	0.000350%	6.164790%	Actual/360	24,446.87	Amortizing Balloon		60	54	0	0	360	354	6	L(30),D(26),O(4)
51	Compton Owners Corp.	0.080000%	0.000500%	0.000350%	3.299790%	Actual/360	11,170.52	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
52	Arlington Heights Self Storage	0.005000%	0.000500%	0.000350%	4.564790%	Actual/360	19,179.37	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
53	Western Village MHP	0.005000%	0.000500%	0.000350%	4.764790%	Actual/360	18,321.00	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
54	7350 S Phillips Avenue	0.005000%	0.000500%	0.000350%	4.704790%	Actual/360	18,194.42	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
55	Guardian Self Storage San Antonio	0.005000%	0.000500%	0.000350%	4.524790%	Actual/360	17,817.27	Amortizing Balloon		120	118	0	0	360	358	2	L(26),GRTR 1% or YM(91),O(3)
56	Northgate III	0.005000%	0.000500%	0.000350%	4.144790%	Actual/360	16,279.63	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
57	Broadview Heights Self Storage	0.005000%	0.000500%	0.000350%	4.434790%	Actual/360	16,521.98	Interest-only, Amortizing Balloon	Actual/360	120	118	36	34	360	360	2	L(26),D(90),O(4)
58	Pleasant Ridge	0.005000%	0.000500%	0.000350%	4.734790%	Actual/360	16,953.54	Amortizing Balloon		120	118	0	0	360	358	2	L(26),D(91),O(3)
59	Bayview Owners Corp.	0.080000%	0.000500%	0.000350%	3.369790%	Actual/360	11,549.87	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(113),1%(3),O(4)
60	Royal Oaks MHC	0.005000%	0.000500%	0.000350%	4.904790%	Actual/360	14,761.42	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(89),O(4)
61	Big Oaks Self Storage & Retail	0.005000%	0.000500%	0.000350%	4.454790%	Actual/360	13,821.76	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
62	Mohegan Village Owners, Inc.	0.080000%	0.000500%	0.000350%	3.439790%	Actual/360	10,508.19	Amortizing Balloon		120	120	0	0	480	480	0	GRTR 1% or YM(113),1%(3),O(4)
63	Belle Grove MHP	0.005000%	0.000500%	0.000350%	4.824790%	Actual/360	14,231.32	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
64	Fleetwood Hills Apartments, Inc.	0.080000%	0.000500%	0.000350%	3.319790%	Actual/360	7,246.05	Interest-only, Balloon	Actual/360	120	119	120	119	0	0	1	GRTR 1% or YM(113),1%(3),O(4)
65	All American Storage DeSoto	0.005000%	0.000500%	0.000350%	4.624790%	Actual/360	11,330.83	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
66	Southwood Village Retail Center	0.055000%	0.000500%	0.000350%	5.864790%	Actual/360	12,942.50	Interest-only, Amortizing Balloon	Actual/360	120	113	12	5	360	360	7	L(31),D(85),O(4)
67	Newtown Self Storage	0.005000%	0.000500%	0.000350%	4.404790%	Actual/360	10,540.80	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)
68	Campus Plaza - MI	0.005000%	0.000500%	0.000350%	4.294790%	Actual/360	9,909.18	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(91),O(4)
69	80-82 Charles St. Owners Corp.	0.080000%	0.000500%	0.000350%	3.549790%	Actual/360	5,739.56	Amortizing Balloon		120	119	0	0	480	479	1	GRTR 1% or YM(107),1%(6),O(7)
70	Aloha Estates MHP	0.005000%	0.000500%	0.000350%	5.134790%	Actual/360	7,098.34	Amortizing Balloon		120	117	0	0	360	357	3	L(27),D(90),O(3)
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	0.080000%	0.000500%	0.000350%	3.519790%	Actual/360	5,690.09	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
72	13912 Owners Corp.	0.080000%	0.000500%	0.000350%	3.489790%	Actual/360	5,669.03	Amortizing Balloon		120	119	0	0	360	359	1	GRTR 1% or YM(113),1%(3),O(4)
73	Friendly Village Mobile Estates	0.005000%	0.000500%	0.000350%	4.444790%	Actual/360	5,850.01	Amortizing Balloon		120	119	0	0	360	359	1	L(25),D(92),O(3)

A-1-3

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Grace Period Default (Days)	Grace Period Late (Days)	Appraised Value ($)(5)	Appraisal Date(5)	Coop -Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry	Coop - Committed Secondary Debt	U/W NOI DSCR (x)(4)	U/W NCF DSCR (x)(4)	Cut-off Date LTV Ratio(4)(5)	LTV Ratio at Maturity or ARD(4)(5)	Cut-off Date U/W NOI Debt Yield(4)	Cut-off Date U/W NCF Debt Yield(4)	U/W Revenues ($)(6)(8)	U/W Expenses ($)	U/W Net Operating Income ($)	U/W Replacement ($)
1	Gurnee Mills	0	0	417,000,000	8/23/2016									1.70	1.60	65.9%	52.4%	9.7%	9.1%	40,778,955	14,098,029	26,680,926	420,979
2	101 Hudson Street	0	0	482,500,000	9/6/2016									4.07	3.68	51.8%	51.8%	12.9%	11.6%	50,810,573	18,681,652	32,128,921	281,746
3	Plaza America I & II	0	0	195,000,000	6/9/2016									2.18	1.96	64.1%	64.1%	9.3%	8.3%	17,034,804	5,460,995	11,573,809	102,923
4	North Isle Village, Inc.	10	10	86,920,000	6/9/2016	121,000,000	38.0%	19.3%	81	66	0	896,559		2.69	2.65	52.8%	41.5%	14.8%	14.5%	11,507,236	4,719,467	6,787,769	122,300
5	Easton Town Center	3	5	1,186,000,000	7/12/2016									4.21	4.02	28.5%	28.5%	15.4%	14.7%	78,773,625	26,733,883	52,039,742	325,768
6	Conrad Indianapolis	0	0	85,900,000	8/9/2016									2.06	1.71	64.8%	52.5%	12.6%	10.5%	23,499,703	16,504,584	6,995,119	1,174,985
7	Mall at Turtle Creek	0	0	130,000,000	4/5/2016									1.69	1.57	55.0%	45.1%	10.7%	9.9%	9,992,279	2,364,573	7,627,706	49,410
8	Home2 Suites - Long Island City	0	5	40,800,000	8/23/2016									1.70	1.53	61.2%	50.5%	11.0%	10.0%	6,576,973	3,828,493	2,748,480	263,079
9	ExchangeRight Net Leased Portfolio 13	0	0	45,293,000	Various									2.86	2.74	54.1%	54.1%	11.1%	10.6%	3,035,101	324,274	2,710,827	22,229
9.01	Walgreens - Fairfield			6,200,000	7/19/2016															386,000	7,720	378,280	0
9.02	Walgreens - Panama City			5,763,000	8/5/2016															340,000	6,800	333,200	0
9.03	Hobby Lobby - Franklin			5,300,000	8/3/2016															442,030	129,635	312,395	7,950
9.04	CVS Pharmacy - Gadsden			4,500,000	7/26/2016															302,686	39,977	262,709	0
9.05	Tractor Supply - Chillicothe			3,000,000	7/19/2016															177,680	3,554	174,127	2,842
9.06	Advance Auto Parts - Houston			2,050,000	8/1/2016															126,739	7,143	119,596	0
9.07	Family Dollar - Plainville			1,980,000	8/19/2016															117,358	2,347	115,011	1,383
9.08	Napa Auto Parts - Madison			1,800,000	7/23/2016															108,300	2,166	106,134	1,170
9.09	Dollar General - Knoxville (Circle Oak)			1,475,000	7/13/2016															105,694	12,032	93,662	0
9.10	Family Dollar - Lafayette (Pinhook)			1,400,000	4/10/2016															88,108	1,762	86,346	1,272
9.11	Dollar General - Dothan			1,400,000	7/28/2016															94,510	5,500	89,010	0
9.12	Family Dollar - Lafayette (Congress)			1,370,000	7/11/2016															84,550	1,691	82,859	1,248
9.13	Dollar General - Superior			1,380,000	8/16/2016															117,822	23,968	93,854	0
9.14	Dollar General - Knoxville (Elm)			1,275,000	8/1/2016															104,058	22,667	81,391	0
9.15	Family Dollar - Scott			1,230,000	4/10/2016															79,162	1,583	77,578	1,280
9.16	Sherwin Williams - Arlington			1,210,000	7/26/2016															80,552	13,802	66,749	900
9.17	Sherwin Williams - Shreveport			1,110,000	7/26/2016															74,716	13,572	61,143	900
9.18	Sherwin Williams - Sherman			1,100,000	7/27/2016															68,068	6,849	61,219	1,062
9.19	Dollar General - Walbridge			890,000	7/30/2016															82,902	15,541	67,361	1,352
9.20	Sherwin Williams - Naples			860,000	7/24/2016															54,167	5,964	48,203	870
10	Sheraton Towson Baltimore North	0	0	35,000,000	7/5/2016									1.93	1.57	62.7%	51.6%	12.4%	10.1%	12,727,882	10,002,061	2,725,820	509,115
11	Houston Industrial Portfolio	0	0	28,200,000	8/19/2016									1.63	1.45	70.8%	52.6%	11.2%	10.0%	3,410,082	1,172,854	2,237,228	51,552
11.01	Emmott Business Center			9,450,000	8/19/2016															1,209,712	407,066	802,646	16,704
11.02	Eldridge Business Center			6,500,000	8/19/2016															857,001	254,526	602,475	9,950
11.03	West Belt Business Center			6,000,000	8/19/2016															622,229	299,961	322,269	9,703
11.04	Winkler Berrybrook			2,750,000	8/19/2016															346,059	112,112	233,947	9,913
11.05	Aldine Westfield			2,200,000	8/19/2016															235,215	60,496	174,719	3,319
11.06	Keough Business Center			1,300,000	8/19/2016															139,866	38,695	101,172	1,963
12	Central Park Retail	5	5	121,000,000	6/1/2016									1.44	1.32	74.2%	59.9%	8.6%	7.9%	9,474,343	1,715,283	7,759,060	141,221
13	Archdale Marketplace	0	0	25,700,000	8/19/2016									1.52	1.43	75.0%	63.4%	8.8%	8.3%	2,218,870	518,834	1,700,036	26,972
14	DoubleTree Dallas Near the Galleria	0	0	30,800,000	8/5/2016									2.01	1.65	61.6%	49.9%	12.2%	10.0%	10,438,632	8,120,550	2,318,081	417,545
15	Tully Business Center	0	5	25,800,000	8/11/2016									1.63	1.48	67.8%	58.7%	9.4%	8.5%	2,409,189	772,757	1,636,431	21,587
16	Spanish Fort Town Center Apartments	0	0	21,670,000	8/12/2016									1.38	1.32	72.7%	61.7%	8.2%	7.8%	2,220,785	935,979	1,284,805	54,000
17	Alliance International	0	0	22,000,000	3/3/2016									1.95	1.71	70.0%	62.0%	12.6%	11.0%	3,215,533	1,281,789	1,933,744	61,947
18	Gas Company Tower & World Trade Center Parking Garage	0	0	611,000,000	6/21/2016									5.66	5.23	23.6%	23.6%	19.9%	18.4%	51,405,707	22,733,822	28,671,885	430,466
19	2375 Anselmo Drive	0	0	21,000,000	7/11/2016									1.70	1.66	71.3%	57.1%	10.0%	9.8%	1,959,098	459,517	1,499,581	14,914
20	Consumer Square West	0	0	22,000,000	7/22/2016									1.81	1.64	61.7%	50.1%	11.1%	10.1%	2,148,016	637,888	1,510,128	32,731
21	Northtowne Meadows	0	0	17,220,000	7/26/2016									1.35	1.33	73.9%	59.8%	8.2%	8.0%	1,826,409	785,033	1,041,376	19,300
22	Central Self Storage - Daly City, CA	0	0	21,380,000	4/13/2016									2.48	2.42	55.4%	55.4%	10.2%	10.0%	1,843,478	635,945	1,207,534	10,703
23	Shoppes at Kendall	5	5	19,800,000	6/13/2016									2.95	2.82	54.0%	54.0%	11.1%	10.6%	1,650,023	465,094	1,184,929	7,209
24	Firelands and Midtown Manor MHP	0	0	13,660,000	7/2/2016									1.45	1.42	73.0%	60.2%	9.3%	9.1%	1,637,919	706,180	931,739	19,900
24.01	Midtown Manor MHP			7,830,000	7/2/2016															976,534	429,433	547,101	12,000
24.02	Firelands Manor MHP			5,830,000	7/2/2016															661,385	276,747	384,638	7,900
25	Holiday Inn Express & Suites Cooperstown	0	0	13,900,000	8/18/2016									1.94	1.76	62.4%	38.7%	14.8%	13.4%	2,921,363	1,637,695	1,283,668	116,855
26	61 Inverness	0	0	11,500,000	3/11/2016									1.63	1.47	71.5%	63.3%	10.5%	9.4%	1,500,912	639,172	861,740	20,056
27	Shoreview Apartments	0	5	13,600,000	8/26/2016									2.09	2.02	58.7%	46.7%	12.0%	11.6%	1,567,295	608,374	958,921	34,048
28	One & Two Corporate Plaza	0	0	43,000,000	7/13/2016									1.57	1.31	62.6%	51.7%	10.2%	8.5%	5,425,040	2,683,300	2,741,740	55,205
29	New Albany Office Building	0	0	9,150,000	7/5/2016									1.87	1.62	73.0%	64.0%	11.5%	10.0%	1,470,202	705,187	765,015	16,571
30	Paradise Ranch MHP	0	0	11,280,000	7/15/2016									1.55	1.53	57.6%	53.0%	9.8%	9.7%	1,139,094	500,401	638,693	7,050
31	Pacific Rancho Business Park	0	0	11,400,000	8/17/2016									3.03	2.79	55.7%	55.7%	11.4%	10.5%	904,599	181,670	722,929	11,709
32	Comfort Suites Waco	0	0	10,200,000	6/20/2016									2.11	1.87	61.6%	50.7%	13.6%	12.0%	2,462,674	1,608,149	854,525	98,507
33	Century Theater - NextGen	0	5	16,500,000	10/3/2016									3.46	3.29	37.6%	37.6%	16.4%	15.7%	1,050,194	31,506	1,018,688	4,333
34	Chicago Northside Storage	0	0	8,480,000	6/7/2016									1.36	1.34	70.8%	59.5%	8.6%	8.5%	871,145	355,361	515,784	6,114
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	10	10	59,450,000	8/22/2016	55,400,000	10.8%	0.3%	0	0	1		1,000,000	10.80	10.59	10.1%	7.9%	58.9%	57.8%	6,830,698	3,300,601	3,530,097	68,000
36	Village at Fairplain	0	0	9,400,000	4/28/2016									1.54	1.41	59.7%	53.7%	11.1%	10.2%	1,136,072	510,583	625,488	53,400
37	Hampton Inn Richmond Hill	0	0	8,600,000	8/2/2016									2.26	2.04	64.5%	52.5%	14.1%	12.7%	1,904,798	1,125,141	779,657	76,192
38	4119 Syracuse Holding (Camillus Plaza)	5	5	7,400,000	8/16/2016									1.58	1.45	74.6%	60.4%	9.6%	8.8%	803,637	273,749	529,888	9,700
39	Holiday Inn Express & Suites Marysville	0	0	8,300,000	8/8/2016									2.46	2.21	63.8%	52.1%	15.5%	13.9%	2,122,258	1,302,073	820,184	84,890
40	Lock Ur Own Self Storage	0	0	8,470,000	6/15/2016									1.51	1.47	62.4%	50.9%	9.4%	9.1%	831,591	335,210	496,381	13,333
41	Bella Vista Pointe Apartments	0	0	8,120,000	6/14/2016									1.86	1.67	62.8%	52.2%	11.3%	10.2%	1,266,016	691,571	574,445	56,400
42	Country Aire MHP	0	0	6,190,000	8/22/2016									1.57	1.54	74.2%	68.5%	10.2%	9.9%	613,987	147,341	466,646	9,650
43	CVS Duluth	0	0	9,100,000	8/14/2016									2.36	2.36	49.5%	49.5%	9.6%	9.6%	442,041	11,426	430,615	0
44	Comfort Inn & Suites Market Center Dallas	0	0	6,600,000	8/24/2016									2.09	1.88	68.1%	56.1%	13.5%	12.1%	1,525,399	919,784	605,615	61,016
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	10	10	29,830,000	4/7/2016	22,700,000	19.8%	5.1%	0	0	6			6.00	5.87	15.0%	11.7%	32.3%	31.6%	2,721,066	1,272,437	1,448,629	29,500
46	Sun Lake Estates MHP	0	0	6,910,000	5/23/2016									1.73	1.68	61.2%	50.0%	10.8%	10.6%	661,053	202,644	458,409	11,450
47	Moore Self Storage	0	0	6,100,000	6/29/2016									1.67	1.63	68.5%	59.9%	10.1%	9.9%	593,884	172,526	421,358	7,588
48	Best Western - Westgate	0	0	6,600,000	9/1/2016									2.47	2.27	62.4%	47.8%	17.9%	16.4%	1,531,690	795,415	736,275	61,268
49	Courthouse Square	0	0	5,980,000	7/18/2016									1.55	1.41	68.2%	56.4%	10.2%	9.3%	532,723	118,110	414,613	5,357
50	Pokegama Mobile Home & R.V. Park	0	0	7,460,000	3/29/2016									1.72	1.66	53.3%	50.3%	12.7%	12.2%	1,118,418	614,520	503,898	16,850
51	Compton Owners Corp.	10	10	18,050,000	7/12/2016	12,000,000	32.5%	8.8%	10	0	0	36,538	500,000	6.08	5.82	21.6%	21.6%	20.9%	20.0%	1,965,706	1,150,591	815,115	34,500
52	Arlington Heights Self Storage	0	0	5,620,000	7/6/2016									1.46	1.44	66.7%	58.5%	9.0%	8.8%	802,005	465,342	336,663	5,679
53	Western Village MHP	0	0	4,980,000	9/6/2016									1.44	1.39	70.2%	57.4%	9.1%	8.7%	603,598	286,524	317,074	11,421
54	7350 S Phillips Avenue	0	0	4,800,000	7/27/2016									1.59	1.51	72.8%	59.4%	9.9%	9.4%	602,082	255,666	346,416	17,500
55	Guardian Self Storage San Antonio	0	0	6,610,000	6/24/2016									1.59	1.55	52.8%	42.9%	9.8%	9.5%	740,248	399,395	340,853	8,783
56	Northgate III	0	0	5,000,000	7/12/2016									1.83	1.55	66.8%	53.4%	10.7%	9.1%	576,453	219,277	357,177	14,281
57	Broadview Heights Self Storage	0	0	4,530,000	8/2/2016									1.81	1.78	72.4%	63.3%	10.9%	10.8%	585,608	226,728	358,880	5,974
58	Pleasant Ridge	0	0	4,530,000	7/6/2016									1.52	1.47	71.6%	58.5%	9.6%	9.3%	601,669	291,682	309,987	9,950
59	Bayview Owners Corp.	10	10	44,400,000	7/22/2016	27,400,000	10.9%	19.4%	37	0	0	142,754	300,000	12.62	12.34	6.8%	5.9%	58.3%	57.1%	3,121,890	1,373,226	1,748,664	38,400
60	Royal Oaks MHC	0	0	3,840,000	5/13/2016									1.62	1.59	72.0%	59.3%	10.4%	10.2%	439,242	152,989	286,253	5,084
61	Big Oaks Self Storage & Retail	0	0	4,550,000	8/17/2016									1.98	1.80	60.1%	48.6%	12.0%	10.9%	575,568	247,466	328,102	10,679
62	Mohegan Village Owners, Inc.	10	10	10,170,000	7/8/2016	15,400,000	17.5%	3.8%	1	0	1	3,428		6.79	6.70	26.5%	23.1%	31.7%	31.3%	1,268,504	411,906	856,598	11,200
63	Belle Grove MHP	0	0	3,600,000	8/8/2016									1.38	1.36	74.9%	61.3%	8.8%	8.6%	442,644	206,622	236,023	4,400
64	Fleetwood Hills Apartments, Inc.	10	10	7,630,000	8/26/2016	5,000,000	50.3%	7.1%	3	0	0	(7,329)		3.88	3.73	33.0%	33.0%	13.4%	12.9%	806,987	469,554	337,433	12,900
65	All American Storage DeSoto	0	0	3,060,000	8/26/2016									1.46	1.40	71.8%	58.4%	9.0%	8.7%	377,196	179,160	198,036	7,934
66	Southwood Village Retail Center	0	0	2,900,000	2/12/2016									1.48	1.31	75.0%	65.0%	10.6%	9.3%	335,780	105,722	230,058	4,527
67	Newtown Self Storage	0	0	3,340,000	8/19/2016									1.82	1.78	62.8%	50.7%	11.0%	10.7%	407,224	176,867	230,358	5,081
68	Campus Plaza - MI	0	0	4,200,000	8/16/2016									2.91	2.72	47.6%	38.2%	17.3%	16.2%	493,289	147,006	346,283	7,814
69	80-82 Charles St. Owners Corp.	10	10	21,280,000	8/19/2016	10,200,000	14.2%	26.7%	8	0	0	(46,358)	200,000	9.37	9.23	6.8%	5.9%	44.5%	43.9%	1,040,167	395,152	645,015	9,000
70	Aloha Estates MHP	0	0	2,750,000	5/16/2016									2.24	2.19	47.1%	39.1%	14.7%	14.4%	365,207	174,443	190,763	3,950
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	10	10	5,317,000	8/24/2016	7,200,000	17.3%	3.7%	2	0	0	112		7.54	7.38	23.5%	18.4%	41.3%	40.4%	872,618	357,662	514,956	11,000
72	13912 Owners Corp.	10	10	5,300,000	6/2/2016	5,900,000	21.2%	3.3%	1	0	0	(2,016)	250,000	4.86	4.74	23.6%	18.4%	26.5%	25.8%	523,508	192,873	330,635	8,000
73	Friendly Village Mobile Estates	0	0	1,550,000	9/1/2016									1.56	1.49	74.7%	60.4%	9.4%	9.0%	285,860	176,504	109,356	5,000

A-1-4

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	U/W TI/LC ($)	U/W Net Cash Flow ($)	Occupancy Rate(3)	Occupancy as-of Date	U/W Hotel ADR	U/W Hotel RevPAR	Most Recent Period	Most Recent Revenues ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent Capital Expenditures	Most Recent NCF ($)	Most Recent Hotel ADR	Most Recent Hotel RevPAR	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
1	Gurnee Mills	1,160,681	25,099,266	91.1%	9/22/2016			TTM 7/31/2016	41,767,037	13,716,322	28,050,715	0	28,050,715			Actual 2015	41,761,447	13,959,485	27,801,962
2	101 Hudson Street	2,771,771	29,075,403	98.3%	9/21/2016			TTM 7/31/2016	39,960,773	16,855,969	23,104,804	0	23,104,804			Actual 2015	38,571,011	17,274,342	21,296,669
3	Plaza America I & II	1,088,862	10,382,024	88.4%	7/1/2016			TTM 7/31/2016	15,973,840	5,248,417	10,725,423	0	10,725,423			Actual 2015	15,267,515	5,262,539	10,004,976
4	North Isle Village, Inc.	0	6,665,469	95.0%	6/9/2016
5	Easton Town Center	1,954,610	49,759,364	96.6%	6/24/2016			TTM 4/30/2016	77,042,098	27,974,389	49,067,709	0	49,067,709			Actual 2015	76,321,753	28,187,578	48,134,175
6	Conrad Indianapolis	0	5,820,134	73.0%	8/31/2016	227	166	TTM 8/31/2016	23,499,703	16,652,099	6,847,604	0	6,847,604	227	166	Actual 2015	22,708,579	16,506,344	6,202,235
7	Mall at Turtle Creek	494,097	7,084,199	90.8%	4/1/2016			TTM 3/31/2016	9,304,506	2,044,191	7,260,314	0	7,260,314			Actual 2015	9,203,647	2,056,405	7,147,241
8	Home2 Suites - Long Island City	0	2,485,401	85.9%	7/31/2016	185	151	TTM 7/31/2016	6,894,959	3,699,880	3,195,079	275,798	2,919,281	185	159	Actual 2015	6,790,495	3,626,839	3,163,656
9	ExchangeRight Net Leased Portfolio 13	87,851	2,600,747	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.01	Walgreens - Fairfield	0	378,280	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.02	Walgreens - Panama City	0	333,200	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.03	Hobby Lobby - Franklin	31,810	272,634	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.04	CVS Pharmacy - Gadsden	0	262,709	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.05	Tractor Supply - Chillicothe	10,420	160,865	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.06	Advance Auto Parts - Houston	0	119,596	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.07	Family Dollar - Plainville	5,914	107,714	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.08	Napa Auto Parts - Madison	5,203	99,761	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.09	Dollar General - Knoxville (Circle Oak)	0	93,662	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.10	Family Dollar - Lafayette (Pinhook)	4,885	80,188	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.11	Dollar General - Dothan	0	89,010	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.12	Family Dollar - Lafayette (Congress)	4,738	76,873	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.13	Dollar General - Superior	0	93,854	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.14	Dollar General - Knoxville (Elm)	0	81,391	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.15	Family Dollar - Scott	4,693	71,606	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.16	Sherwin Williams - Arlington	3,612	62,237	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.17	Sherwin Williams - Shreveport	3,612	56,631	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.18	Sherwin Williams - Sherman	3,894	56,263	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.19	Dollar General - Walbridge	4,372	61,638	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
9.20	Sherwin Williams - Naples	4,698	42,635	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
10	Sheraton Towson Baltimore North	0	2,216,705	67.1%	7/31/2016	125	84	TTM 7/31/2016	12,740,387	10,201,535	2,538,852	0	2,538,852	125	84	Actual 2015	12,303,150	10,348,094	1,955,056
11	Houston Industrial Portfolio	192,400	1,993,276	87.1%	9/23/2016			TTM 8/31/2016	3,297,324	1,142,117	2,155,206	0	2,155,206			Actual 2015	3,362,813	1,086,292	2,276,521
11.01	Emmott Business Center	69,520	716,423	85.8%	9/23/2016			TTM 8/31/2016	1,099,116	387,494	711,622	0	711,622			Actual 2015	1,196,721	369,699	827,022
11.02	Eldridge Business Center	46,924	545,601	97.2%	9/23/2016			TTM 8/31/2016	682,337	244,617	437,719	0	437,719			Actual 2015	768,074	240,549	527,525
11.03	West Belt Business Center	32,403	280,163	68.9%	9/23/2016			TTM 8/31/2016	851,682	311,304	540,378	0	540,378			Actual 2015	780,873	290,327	490,546
11.04	Winkler Berrybrook	20,904	203,131	100.0%	9/23/2016			TTM 8/31/2016	301,877	102,211	199,666	0	199,666			Actual 2015	288,799	90,564	198,235
11.05	Aldine Westfield	14,485	156,915	100.0%	9/23/2016			TTM 8/31/2016	234,708	57,814	176,894	0	176,894			Actual 2015	192,316	53,437	138,879
11.06	Keough Business Center	8,165	91,044	85.8%	9/23/2016			TTM 8/31/2016	127,604	38,676	88,927	0	88,927			Actual 2015	136,029	41,715	94,314
12	Central Park Retail	501,167	7,116,672	95.7%	7/22/2016			TTM 8/1/2016	8,901,201	1,593,420	7,307,782	0	7,307,782			Actual 2015	8,893,401	1,589,495	7,303,906
13	Archdale Marketplace	67,601	1,605,463	94.7%	9/30/2016			TTM 6/30/2016	2,220,440	546,904	1,673,536	0	1,673,536			Actual 2015	2,159,270	539,399	1,619,871
14	DoubleTree Dallas Near the Galleria	0	1,900,536	77.9%	7/31/2016	92	69	TTM 7/31/2016	10,711,220	8,116,732	2,594,488	0	2,594,488	92	72	Actual 2015	10,756,047	8,264,042	2,492,005
15	Tully Business Center	133,268	1,481,876	97.3%	8/22/2016			Annualized 5 7/31/2016	2,303,383	623,145	1,680,239	0	1,680,239			Actual 2015	2,187,264	863,193	1,324,071
16	Spanish Fort Town Center Apartments	0	1,230,805	94.9%	7/11/2016			Annualized 8 8/31/2016	2,220,785	870,280	1,350,504	0	1,350,504			Actual 2015	2,124,335	877,192	1,247,143
17	Alliance International	178,693	1,693,104	83.9%	7/31/2016			TTM 6/30/2016	2,902,643	1,289,198	1,613,445	0	1,613,445			Actual 2015	2,800,218	1,225,803	1,574,415
18	Gas Company Tower & World Trade Center Parking Garage	1,720,268	26,521,151	83.0%	6/1/2016			TTM 5/31/2016	44,148,529	22,301,374	21,847,155	0	21,847,155			Actual 2015	42,670,504	21,835,684	20,834,820
19	2375 Anselmo Drive	21,174	1,463,493	100.0%	9/27/2016			Actual 2015	745,905	143,207	602,698	7,768	594,930			NAV	NAV	NAV	NAV
20	Consumer Square West	109,104	1,368,294	91.2%	8/1/2016			TTM 8/31/2016	2,067,665	606,504	1,461,160	0	1,461,160			Actual 2015	2,181,837	696,516	1,485,321
21	Northtowne Meadows	0	1,022,076	86.0%	8/31/2016			TTM 8/31/2016	1,854,337	786,152	1,068,185	0	1,068,185			Actual 2015	1,837,667	759,570	1,078,097
22	Central Self Storage - Daly City, CA	15,961	1,180,870	97.1%	7/15/2016			TTM 6/30/2016	1,890,981	660,356	1,230,625	0	1,230,625			Actual 2015	1,804,167	653,637	1,150,530
23	Shoppes at Kendall	47,679	1,130,042	100.0%	9/1/2016			Annualized 6 6/30/2016	1,593,893	367,184	1,226,710	0	1,226,710			Actual 2015	1,429,202	355,819	1,073,383
24	Firelands and Midtown Manor MHP	0	911,839	85.7%	7/22/2016			TTM 6/30/2016	1,637,919	729,492	908,427	0	908,427			Actual 2015	1,594,734	681,171	913,564
24.01	Midtown Manor MHP	0	535,101	82.5%	7/22/2016			TTM 6/30/2016	976,534	444,794	531,740	0	531,740			Actual 2015	918,025	400,496	517,529
24.02	Firelands Manor MHP	0	376,738	90.5%	7/22/2016			TTM 6/30/2016	661,385	284,698	376,687	0	376,687			Actual 2015	676,709	280,675	396,034
25	Holiday Inn Express & Suites Cooperstown	0	1,166,814	59.6%	7/31/2016	173	103	TTM 7/31/2016	2,921,363	1,567,660	1,353,704	0	1,353,704	173	103	Actual 2015	2,769,715	1,561,040	1,208,675
26	61 Inverness	65,399	776,285	100.0%	7/31/2016			Annualized 3 7/31/2016	1,574,991	579,636	995,355	0	995,355			Actual 2015	1,207,113	688,229	518,884
27	Shoreview Apartments	0	924,873	92.2%	8/24/2016			TTM 7/31/2016	1,574,603	585,384	989,219	0	989,219			Actual 2015	1,493,923	594,692	899,231
28	One & Two Corporate Plaza	394,716	2,291,820	83.0%	8/4/2016			TTM 6/30/2016	5,892,057	2,283,535	3,608,521	0	3,608,521			Actual 2015	5,859,607	2,045,731	3,813,875
29	New Albany Office Building	82,854	665,591	100.0%	6/7/2016			TTM 7/31/2016	1,339,548	644,874	694,674	0	694,674			Actual 2015	1,287,171	669,831	617,340
30	Paradise Ranch MHP	0	631,643	98.9%	8/1/2016			TTM 8/31/2016	1,145,631	474,398	671,233	0	671,233			Actual 2015	1,052,210	414,353	637,857
31	Pacific Rancho Business Park	44,254	666,966	100.0%	9/1/2016			TTM 8/31/2016	803,584	180,017	623,567	0	623,567			Actual 2015	842,438	170,473	671,965
32	Comfort Suites Waco	0	756,018	67.3%	6/30/2016	103	70	TTM 6/30/2016	2,462,101	1,478,029	984,072	0	984,072	103	70	Actual 2015	2,203,274	1,370,711	832,563
33	Century Theater - NextGen	43,325	971,030	100.0%	11/1/2016			Annualized 6 6/30/2016	1,105,467	0	1,105,467	0	1,105,467			NAV	NAV	NAV	NAV
34	Chicago Northside Storage	0	509,670	88.0%	9/28/2016			TTM 8/31/2016	871,145	285,406	585,739	0	585,739			NAV	NAV	NAV	NAV
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	0	3,462,097	95.0%	8/22/2016
36	Village at Fairplain	0	572,088	95.5%	5/31/2016			TTM 6/30/2016	1,136,072	471,744	664,327	6,500	657,827			Actual 2015	1,133,585	479,612	653,973
37	Hampton Inn Richmond Hill	0	703,465	78.1%	7/31/2016	107	81	TTM 7/31/2016	1,957,430	1,174,739	782,692	0	782,692	107	83	Actual 2015	1,954,480	1,127,095	827,385
38	4119 Syracuse Holding (Camillus Plaza)	34,909	485,279	94.7%	8/29/2016			TTM 7/31/2016	847,999	306,286	541,713	0	541,713			Actual 2015	831,930	292,620	539,310
39	Holiday Inn Express & Suites Marysville	0	735,294	77.3%	8/31/2016	106	79	TTM 8/31/2016	2,222,973	1,310,179	912,793	88,979	823,814	106	82	Actual 2015	1,933,035	1,289,414	643,622
40	Lock Ur Own Self Storage	0	483,048	94.4%	7/7/2016			TTM 5/31/2016	833,972	334,889	499,083	0	499,083			Actual 2015	816,130	328,939	487,191
41	Bella Vista Pointe Apartments	0	518,045	96.8%	7/20/2016			TTM 6/30/2016	1,226,252	655,221	571,031	0	571,031			Actual 2015	1,171,650	622,277	549,373
42	Country Aire MHP	0	456,996	89.6%	7/17/2016			TTM 8/31/2016	622,093	130,035	492,058	9,500	482,558			Actual 2015	566,005	137,607	428,398
43	CVS Duluth	0	430,615	100.0%	11/1/2016			NAV	NAV	NAV	NAV	NAV	NAV			NAV	NAV	NAV	NAV
44	Comfort Inn & Suites Market Center Dallas	0	544,599	79.4%	7/31/2016	82	65	TTM 7/31/2016	1,529,458	919,041	610,417	61,185	549,231	82	65	Actual 2015	1,436,015	926,985	509,030
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	0	1,419,129	95.0%	4/7/2016
46	Sun Lake Estates MHP	0	446,959	86.9%	6/15/2016			TTM 5/31/2016	688,614	129,918	558,696	0	558,696			Actual 2015	698,134	128,759	569,375
47	Moore Self Storage	1,512	412,257	80.7%	9/23/2016			TTM 8/31/2016	541,051	133,859	407,192	0	407,192			Actual 2015	462,155	130,839	331,316
48	Best Western - Westgate	0	675,007	53.8%	6/30/2016	75	40	TTM 6/30/2016	1,531,690	780,286	751,404	0	751,404	75	41	Actual 2015	1,615,063	847,211	767,853
49	Courthouse Square	30,406	378,852	94.0%	8/31/2016			TTM 7/31/2016	547,005	104,434	442,571	0	442,571			Actual 2015	488,090	115,604	372,486
50	Pokegama Mobile Home & R.V. Park	0	487,048	95.8%	4/8/2016			TTM 6/30/2016	1,026,827	604,405	422,422	0	422,422			Actual 2015	1,063,859	567,838	496,021
51	Compton Owners Corp.	0	780,615	96.0%	7/12/2016
52	Arlington Heights Self Storage	0	330,984	97.5%	7/28/2016			TTM 7/31/2016	816,870	399,185	417,685	0	417,685			Actual 2015	803,917	393,102	410,814
53	Western Village MHP	0	305,653	68.8%	9/1/2016			TTM 8/31/2016	597,244	275,747	321,497	0	321,497			Actual 2015	534,010	253,954	280,056
54	7350 S Phillips Avenue	0	328,916	94.3%	7/19/2016			TTM 6/30/2016	608,545	267,373	341,172	0	341,172			Actual 2015	582,832	260,247	322,585
55	Guardian Self Storage San Antonio	0	332,070	92.3%	6/30/2016			TTM 6/30/2016	740,249	336,676	403,573	0	403,573			Actual 2015	734,120	290,587	443,533
56	Northgate III	40,081	302,815	100.0%	9/1/2016			TTM 7/31/2016	573,983	215,796	358,187	0	358,187			Actual 2015	559,615	223,425	336,190
57	Broadview Heights Self Storage	0	352,906	89.5%	10/1/2016			TTM 9/30/2016	548,832	174,516	374,316	0	374,316			Actual 2015	503,863	183,422	320,441
58	Pleasant Ridge	0	300,037	89.5%	7/8/2016			TTM 5/31/2016	607,221	287,856	319,365	0	319,365			Actual 2015	581,590	285,978	295,612
59	Bayview Owners Corp.	0	1,710,264	95.0%	7/22/2016
60	Royal Oaks MHC	0	281,169	98.4%	7/1/2016			Actual 2015	423,226	131,492	291,734	0	291,734			Actual 2014	416,452	128,685	287,767
61	Big Oaks Self Storage & Retail	19,199	298,225	92.6%	7/13/2016			TTM 6/30/2016	588,939	227,819	361,120	0	361,120			Actual 2015	551,916	216,454	335,462
62	Mohegan Village Owners, Inc.	0	845,398	95.0%	7/8/2016
63	Belle Grove MHP	0	231,623	93.2%	9/28/2016			TTM 8/31/2016	442,644	198,253	244,392	0	244,392			Actual 2015	410,631	181,750	228,881
64	Fleetwood Hills Apartments, Inc.	0	324,533	96.0%	8/26/2016
65	All American Storage DeSoto	0	190,103	92.4%	7/31/2016			TTM 8/31/2016	377,246	139,320	237,926	83,725	154,201			Annualized 7 12/31/2015	351,403	105,402	246,000
66	Southwood Village Retail Center	22,633	202,898	100.0%	6/30/2016			TTM 6/30/2016	353,862	95,134	258,728	0	258,728			Actual 2015	332,374	103,684	228,690
67	Newtown Self Storage	0	225,276	78.4%	8/20/2016			TTM 8/31/2016	401,350	159,205	242,145	0	242,145			Actual 2015	423,292	163,488	259,804
68	Campus Plaza - MI	15,568	322,902	92.8%	8/31/2016			TTM 6/30/2016	480,427	117,289	363,138	0	363,138			Actual 2015	473,404	107,047	366,357
69	80-82 Charles St. Owners Corp.	0	636,015	95.0%	8/19/2016
70	Aloha Estates MHP	0	186,813	98.7%	5/31/2016			Annualized 4 4/30/2016	387,407	162,094	225,313	0	225,313			Actual 2015	312,083	162,146	149,938
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	0	503,956	95.8%	8/24/2016
72	13912 Owners Corp.	0	322,635	95.8%	6/2/2016
73	Friendly Village Mobile Estates	0	104,356	86.0%	7/1/2016			TTM 8/31/2016	267,905	174,292	93,612	0	93,612			Actual 2015	258,866	163,475	95,391

A-1-5

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR	Third Most Recent Period	Third Most Recent Revenues ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)	Largest Tenant Name(7)(8)(9)	Largest Tenant Sq. Ft.
1	Gurnee Mills	0	27,801,962			Actual 2014	41,464,805	13,989,033	27,475,772	0	27,475,772			N	Sears Grand	201,439
2	101 Hudson Street	0	21,296,669			Actual 2014	38,228,378	17,641,097	20,587,281	0	20,587,281			N	Bank of America	388,207
3	Plaza America I & II	0	10,004,976			Actual 2014	14,889,043	5,455,551	9,433,492	0	9,433,492			N	Software AG	73,235
4	North Isle Village, Inc.
5	Easton Town Center	0	48,134,175			Actual 2014	74,937,618	27,593,401	47,344,217	0	47,344,217			N	AMC 30	134,000
6	Conrad Indianapolis	0	6,202,235	223	159	Actual 2014	21,137,908	14,616,902	6,521,006	0	6,521,006	208	156	N
7	Mall at Turtle Creek	0	7,147,241			Actual 2014	9,277,093	2,231,971	7,045,122	0	7,045,122			N	Barnes & Noble	26,080
8	Home2 Suites - Long Island City	0	3,163,656	182	157	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
9	ExchangeRight Net Leased Portfolio 13	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Various	Various
9.01	Walgreens - Fairfield	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,490
9.02	Walgreens - Panama City	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Walgreens	14,820
9.03	Hobby Lobby - Franklin	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Hobby Lobby	53,000
9.04	CVS Pharmacy - Gadsden	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	11,945
9.05	Tractor Supply - Chillicothe	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Tractor Supply	18,946
9.06	Advance Auto Parts - Houston	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Advance Auto Parts	6,889
9.07	Family Dollar - Plainville	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	9,219
9.08	Napa Auto Parts - Madison	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Napa Auto Parts	7,800
9.09	Dollar General - Knoxville (Circle Oak)	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100
9.10	Family Dollar - Lafayette (Pinhook)	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,481
9.11	Dollar General - Dothan	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,026
9.12	Family Dollar - Lafayette (Congress)	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,320
9.13	Dollar General - Superior	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,493
9.14	Dollar General - Knoxville (Elm)	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,100
9.15	Family Dollar - Scott	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Family Dollar	8,532
9.16	Sherwin Williams - Arlington	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Sherwin Williams	6,000
9.17	Sherwin Williams - Shreveport	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Sherwin Williams	6,000
9.18	Sherwin Williams - Sherman	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Sherwin Williams	7,080
9.19	Dollar General - Walbridge	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Dollar General	9,014
9.20	Sherwin Williams - Naples	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Sherwin Williams	5,800
10	Sheraton Towson Baltimore North	0	1,955,056	127	83	Actual 2014	12,573,201	10,747,822	1,825,379	0	1,825,379	121	84	N
11	Houston Industrial Portfolio	0	2,276,521			Actual 2014	2,959,123	973,628	1,985,494	0	1,985,494			N	Various	Various
11.01	Emmott Business Center	0	827,022			Actual 2014	998,168	344,727	653,442	0	653,442			N	Pyramid Graphics	12,000
11.02	Eldridge Business Center	0	527,525			Actual 2014	743,778	249,720	494,058	0	494,058			N	Texas Stud Weld Inc.	8,750
11.03	West Belt Business Center	0	490,546			Actual 2014	668,994	226,825	442,169	0	442,169			N	Frontier Services Group, LLC	6,780
11.04	Winkler Berrybrook	0	198,235			Actual 2014	241,071	84,026	157,045	0	157,045			N	West Texas Cooling Tower Fabrication and Supplies, Inc.	13,300
11.05	Aldine Westfield	0	138,879			Actual 2014	183,944	31,582	152,362	0	152,362			N	Amega West Services, LLC	33,185
11.06	Keough Business Center	0	94,314			Actual 2014	123,166	36,748	86,418	0	86,418			N	Fire Water Services	5,590
12	Central Park Retail	0	7,303,906			Actual 2014	8,922,373	1,526,796	7,395,577	0	7,395,577			N	Hobby Lobby Stores	53,459
13	Archdale Marketplace	0	1,619,871			Actual 2014	1,791,647	452,963	1,338,684	0	1,338,684			N	Food Lion	35,600
14	DoubleTree Dallas Near the Galleria	0	2,492,005	88	69	Actual 2014	9,952,268	7,956,351	1,995,917	0	1,995,917	83	61	N
15	Tully Business Center	0	1,324,071			Actual 2014	2,125,593	913,098	1,212,495	0	1,212,495			N	Asian American Recovery Services, Inc	7,872
16	Spanish Fort Town Center Apartments	0	1,247,143			Actual 2014	1,987,808	821,008	1,166,800	0	1,166,800			N
17	Alliance International	0	1,574,415			Actual 2014	2,581,514	1,200,190	1,381,324	0	1,381,324			N	Lincare, Inc.	13,096
18	Gas Company Tower & World Trade Center Parking Garage	0	20,834,820			Actual 2014	37,477,863	19,964,921	17,512,942	0	17,512,942			N	Southern California Gas Co.	469,078
19	2375 Anselmo Drive	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Alvord Unified School District	67,712
20	Consumer Square West	0	1,485,321			Actual 2014	1,903,126	764,222	1,138,904	0	1,138,904			N	Kroger	64,587
21	Northtowne Meadows	0	1,078,097			Actual 2014	1,802,703	736,610	1,066,094	0	1,066,094			N
22	Central Self Storage - Daly City, CA	0	1,150,530			Actual 2014	1,655,070	626,596	1,028,474	0	1,028,474			N
23	Shoppes at Kendall	0	1,073,383			Actual 2014	394,931	213,951	180,980	0	180,980			N	CAC-Florida Medical	15,185
24	Firelands and Midtown Manor MHP	0	913,564			Actual 2014	1,325,970	696,871	629,099	0	629,099			Y
24.01	Midtown Manor MHP	0	517,529			Actual 2014	776,565	422,633	353,932	0	353,932			Y
24.02	Firelands Manor MHP	0	396,034			Actual 2014	549,406	274,238	275,167	0	275,167			Y
25	Holiday Inn Express & Suites Cooperstown	0	1,208,675	173	98	Actual 2014	2,561,637	1,562,533	999,104	0	999,104	154	93	N
26	61 Inverness	0	518,884			Actual 2014	1,036,480	652,090	384,390	0	384,390			N	Jeppesen Sanderson, Inc.	40,043
27	Shoreview Apartments	0	899,231			Actual 2014	1,401,925	579,453	822,472	0	822,472			N
28	One & Two Corporate Plaza	0	3,813,875			Actual 2014	5,176,778	2,725,911	2,450,867	0	2,450,867			N	Lockheed Martin	40,742
29	New Albany Office Building	0	617,340			Actual 2014	1,379,926	693,771	686,154	0	686,154			N	HealthSCOPE Benefits	53,491
30	Paradise Ranch MHP	0	637,857			Actual 2014	967,202	392,322	574,880	0	574,880			N
31	Pacific Rancho Business Park	0	671,965			Actual 2014	754,927	188,431	566,496	0	566,496			N	Grace Church	18,589
32	Comfort Suites Waco	0	832,563	97	62	Actual 2014	1,920,405	1,146,815	773,590	76,816	696,774	88	55	N
33	Century Theater - NextGen	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	Cinemark USA, Inc.	43,325
34	Chicago Northside Storage	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.
36	Village at Fairplain	0	653,973			Actual 2014	984,050	293,734	690,317	0	690,317			N
37	Hampton Inn Richmond Hill	0	827,385	105	83	Actual 2014	1,799,206	1,067,686	731,520	0	731,520	99	76	N
38	4119 Syracuse Holding (Camillus Plaza)	0	539,310			Actual 2014	808,655	303,084	505,572	0	505,572			N	Rite Aid Store #10765	15,789
39	Holiday Inn Express & Suites Marysville	77,703	565,919	103	73	Actual 2014	1,650,233	1,228,140	422,094	66,020	356,074	100	63	N
40	Lock Ur Own Self Storage	0	487,191			Actual 2014	753,262	306,790	446,472	0	446,472			N
41	Bella Vista Pointe Apartments	0	549,373			Actual 2014	908,979	612,107	296,872	0	296,872			N
42	Country Aire MHP	16,000	412,398			Actual 2014	396,321	117,541	278,780	0	278,780			Y
43	CVS Duluth	NAV	NAV			NAV	NAV	NAV	NAV	NAV	NAV			N	CVS Pharmacy	13,499
44	Comfort Inn & Suites Market Center Dallas	57,441	451,590	79	62	Actual 2014	1,235,351	828,440	406,911	49,414	357,496	73	54	N
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.
46	Sun Lake Estates MHP	0	569,375			Actual 2014	662,224	132,814	529,410	0	529,410			N
47	Moore Self Storage	0	331,316			Actual 2014	370,548	116,674	253,874	0	253,874			N
48	Best Western - Westgate	0	767,853	74	41	Actual 2014	1,568,288	901,443	666,846	0	666,846	74	41	N
49	Courthouse Square	0	372,486			Actual 2014	522,075	117,810	404,265	0	404,265			N	Stafford County Utilities	6,750
50	Pokegama Mobile Home & R.V. Park	0	496,021			Actual 2014	1,029,168	479,875	549,293	0	549,293			N
51	Compton Owners Corp.
52	Arlington Heights Self Storage	0	410,814			Actual 2014	765,831	371,406	394,425	0	394,425			N
53	Western Village MHP	0	280,056			8 Months Annualized 12/31/2014	443,382	237,117	206,265	0	206,265			N
54	7350 S Phillips Avenue	0	322,585			Actual 2014	572,536	237,893	334,643	22,500	312,143			N
55	Guardian Self Storage San Antonio	0	443,533			Actual 2014	714,780	252,604	462,177	0	462,177			N
56	Northgate III	0	336,190			Actual 2014	501,543	214,262	287,281	0	287,281			N	Superclean Service Company	14,781
57	Broadview Heights Self Storage	0	320,441			Actual 2014	435,501	176,130	259,371	0	259,371			N
58	Pleasant Ridge	0	295,612			Actual 2014	562,457	288,585	273,872	0	273,872			N
59	Bayview Owners Corp.
60	Royal Oaks MHC	0	287,767			NAV	NAV	NAV	NAV	NAV	NAV			N
61	Big Oaks Self Storage & Retail	6,127	329,335			Actual 2014	523,782	211,623	312,159	0	312,159			N	United States Post Office	2,880
62	Mohegan Village Owners, Inc.
63	Belle Grove MHP	0	228,881			Actual 2014	405,071	165,927	239,144	0	239,144			N
64	Fleetwood Hills Apartments, Inc.
65	All American Storage DeSoto	54,390	191,610			NAV	NAV	NAV	NAV	NAV	NAV			N
66	Southwood Village Retail Center	0	228,690			Actual 2014	289,110	101,457	187,653	0	187,653			N	Food Lion	29,000
67	Newtown Self Storage	0	259,804			Actual 2014	414,338	146,621	267,717	0	267,717			N
68	Campus Plaza - MI	0	366,357			Actual 2014	473,309	123,904	349,405	0	349,405			N	Olga’s Kitchen	4,964
69	80-82 Charles St. Owners Corp.
70	Aloha Estates MHP	0	149,938			NAV	NAV	NAV	NAV	NAV	NAV			N
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.
72	13912 Owners Corp.
73	Friendly Village Mobile Estates	0	95,391			Actual 2014	229,279	150,007	79,272	0	79,272			N

A-1-6

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(7)(8)(9)(10)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date	3rd Largest Tenant Name(7)(8)(9)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(3)(7)(8)(10)(11)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date
1	Gurnee Mills	12.0%	4/30/2019	Bass Pro Shops Outdoor	137,201	8.1%	8/31/2018	Macy’s	130,000	7.7%	1/31/2039	Kohl’s	111,675	6.6%	9/2/2024
2	101 Hudson Street	28.9%	3/31/2027	National Union Fire Insurance	271,533	20.2%	4/30/2018	Tullett Prebon Holdings Corp.	100,909	7.5%	11/30/2023	Jeffries LLC	62,763	4.7%	6/30/2023
3	Plaza America I & II	14.2%	2/28/2024	NVR, Inc.	61,113	11.9%	4/30/2026	Federal Network Systems	22,631	4.4%	8/31/2024	Veris Consulting	22,303	4.3%	5/31/2020
4	North Isle Village, Inc.
5	Easton Town Center	10.3%	12/31/2029	HH Gregg	37,413	2.9%	1/31/2021	Barnes & Noble	34,991	2.7%	8/31/2019	Fahlgren	34,644	2.7%	6/30/2018
6	Conrad Indianapolis
7	Mall at Turtle Creek	7.9%	1/31/2021	Bed, Bath & Beyond	25,000	7.6%	1/31/2022	Best Buy	21,500	6.5%	1/31/2020	H&M	20,000	6.1%	10/31/2026
8	Home2 Suites - Long Island City
9	ExchangeRight Net Leased Portfolio 13	Various	Various
9.01	Walgreens - Fairfield	100.0%	12/31/2027
9.02	Walgreens - Panama City	100.0%	5/31/2031
9.03	Hobby Lobby - Franklin	100.0%	3/31/2026
9.04	CVS Pharmacy - Gadsden	100.0%	1/31/2034
9.05	Tractor Supply - Chillicothe	100.0%	12/31/2026
9.06	Advance Auto Parts - Houston	100.0%	12/31/2030
9.07	Family Dollar - Plainville	100.0%	6/30/2030
9.08	Napa Auto Parts - Madison	100.0%	7/31/2036
9.09	Dollar General - Knoxville (Circle Oak)	100.0%	4/30/2031
9.10	Family Dollar - Lafayette (Pinhook)	100.0%	3/31/2031
9.11	Dollar General - Dothan	100.0%	7/31/2031
9.12	Family Dollar - Lafayette (Congress)	100.0%	6/30/2031
9.13	Dollar General - Superior	100.0%	10/31/2028
9.14	Dollar General - Knoxville (Elm)	100.0%	7/31/2031
9.15	Family Dollar - Scott	100.0%	6/30/2031
9.16	Sherwin Williams - Arlington	100.0%	10/31/2026
9.17	Sherwin Williams - Shreveport	100.0%	7/31/2026
9.18	Sherwin Williams - Sherman	100.0%	5/31/2026
9.19	Dollar General - Walbridge	100.0%	7/31/2025
9.20	Sherwin Williams - Naples	100.0%	3/31/2026
10	Sheraton Towson Baltimore North
11	Houston Industrial Portfolio	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various	Various
11.01	Emmott Business Center	7.2%	3/31/2017	Metal Oxide Technologies, Inc.	11,400	6.8%	6/30/2017	Ranco Aire, Inc.	9,000	5.4%	2/28/2018	Lincare Inc.	8,220	4.9%	2/28/2018
11.02	Eldridge Business Center	8.8%	6/30/2019	First Class Machine Services	5,500	5.5%	1/31/2018	Royal Insulated Glass Inc.	5,500	5.5%	5/31/2019	1 Priority Environmental Services, Inc.	3,000	3.0%	3/31/2017
11.03	West Belt Business Center	7.0%	10/31/2018	Tool & Fastener Supply, L.P.	6,000	6.2%	7/31/2017	Ultimate Hydroponic Garden Supply, LLC	3,780	3.9%	10/31/2018	Champions Power Products INC	3,250	3.3%	7/31/2017
11.04	Winkler Berrybrook	30.9%	MTM	Lion Apparel Inc.	12,000	27.8%	6/30/2017	Everyday Country Co.	5,400	12.5%	7/31/2021	Reliable Energy Solutions	4,200	9.7%	10/31/2017
11.05	Aldine Westfield	100.0%	12/31/2018
11.06	Keough Business Center	28.5%	1/30/2020	Econocuts	2,795	14.2%	1/31/2017	Steady Rolling Automotive	2,795	14.2%	7/31/2019	Texas Journey Construction	1,885	9.6%	4/30/2019
12	Central Park Retail	12.1%	10/31/2021	Office Depot	29,887	6.8%	12/31/2017	Sports & Health	29,000	6.6%	12/31/2020	Skyzone	20,930	4.7%	11/30/2026
13	Archdale Marketplace	19.8%	12/7/2018	Fallas	24,945	13.9%	4/30/2020	Badcock Home Furniture & More	20,116	11.2%	2/28/2025	Planet Fitness	18,811	10.5%	11/30/2024
14	DoubleTree Dallas Near the Galleria
15	Tully Business Center	5.5%	9/30/2019	Zinwave	5,184	3.6%	9/30/2018	Phu Nguyen	4,578	3.2%	10/31/2022	Design Heating & Air	4,526	3.1%	4/30/2018
16	Spanish Fort Town Center Apartments
17	Alliance International	5.5%	7/31/2020	Medusind Solutions of Florida, Inc.	11,936	5.0%	1/31/2023	Collins Catering & Events, LLC	8,898	3.7%	1/31/2019	Riegl USA, Inc.	8,160	3.4%	4/30/2018
18	Gas Company Tower & World Trade Center Parking Garage	34.2%	10/31/2026	Sidley Austin	164,674	12.0%	12/31/2023	Deloitte	112,028	8.2%	1/31/2031	Latham & Watkins	97,218	7.1%	12/31/2020
19	2375 Anselmo Drive	90.8%	9/30/2030	KPC Global Management, LLC	6,857	9.2%	12/31/2028
20	Consumer Square West	29.6%	4/30/2021	Bargain Hunt	23,253	10.7%	9/30/2023	Planet Fitness	20,582	9.4%	2/28/2026	Rainbow	13,000	6.0%	1/31/2021
21	Northtowne Meadows
22	Central Self Storage - Daly City, CA
23	Shoppes at Kendall	31.6%	9/30/2024	JVL Alvardo, LLC	11,013	22.9%	10/31/2029	Vitafoods Enterprise	5,980	12.4%	6/30/2024	Hatem Brothers, Inc.	4,391	9.1%	12/31/2024
24	Firelands and Midtown Manor MHP
24.01	Midtown Manor MHP
24.02	Firelands Manor MHP
25	Holiday Inn Express & Suites Cooperstown
26	61 Inverness	46.6%	4/30/2021	JAB Wireless Inc.	13,568	15.8%	12/31/2020	Computer & Comm Tech.	12,136	14.1%	1/31/2018	Centura Health Corporation	8,141	9.5%	6/30/2017
27	Shoreview Apartments
28	One & Two Corporate Plaza	14.8%	4/30/2020	Kuraray, Inc.	27,676	10.0%	1/31/2022	Flow-Cal, Inc.	20,127	7.3%	4/30/2021	USA - Federal Aviation Admin.	17,958	6.5%	12/31/2017
29	New Albany Office Building	64.6%	10/31/2023	White Oak Partners	16,107	19.4%	3/31/2022	Mount Vernon Nazarene University	13,255	16.0%	6/30/2020
30	Paradise Ranch MHP
31	Pacific Rancho Business Park	22.2%	4/1/2025	TV Ears	10,975	13.1%	2/28/2018	Super-Krete	10,574	12.6%	12/31/2017	Eastern Penn	10,470	12.5%	12/31/2018
32	Comfort Suites Waco
33	Century Theater - NextGen	100.0%	1/31/2031
34	Chicago Northside Storage
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.
36	Village at Fairplain
37	Hampton Inn Richmond Hill
38	4119 Syracuse Holding (Camillus Plaza)	24.4%	8/31/2021	The Fun Warehouse	10,568	16.3%	8/31/2018	Champions Martial Arts I	7,032	10.9%	5/31/2026	Solvay Bank	4,700	7.3%	11/30/2016
39	Holiday Inn Express & Suites Marysville
40	Lock Ur Own Self Storage
41	Bella Vista Pointe Apartments
42	Country Aire MHP
43	CVS Duluth	100.0%	1/31/2041
44	Comfort Inn & Suites Market Center Dallas
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.
46	Sun Lake Estates MHP
47	Moore Self Storage
48	Best Western - Westgate
49	Courthouse Square	25.2%	4/30/2017	Stafford County Code Compliance	4,500	16.8%	6/30/2021	Insight Psychological Services, PLLC	3,258	12.2%	3/31/2019	Furlong & Drewniak PLLC	2,250	8.4%	12/31/2020
50	Pokegama Mobile Home & R.V. Park
51	Compton Owners Corp.
52	Arlington Heights Self Storage
53	Western Village MHP
54	7350 S Phillips Avenue
55	Guardian Self Storage San Antonio
56	Northgate III	15.5%	7/31/2019	Telecom Technicians	14,680	15.4%	10/31/2020	Shalem Medical Supplies, Inc (dba Texas Star HMES)	11,646	12.2%	7/7/2018	Collins Indoor Air Solutions	7,811	8.2%	12/31/2017
57	Broadview Heights Self Storage
58	Pleasant Ridge
59	Bayview Owners Corp.
60	Royal Oaks MHC
61	Big Oaks Self Storage & Retail	3.0%	11/1/2020	Country Kitchen	2,250	2.4%	MTM	Smoke on the Water	2,000	2.1%	MTM	Laundromat	1,350	1.4%	9/14/2021
62	Mohegan Village Owners, Inc.
63	Belle Grove MHP
64	Fleetwood Hills Apartments, Inc.
65	All American Storage DeSoto
66	Southwood Village Retail Center	64.1%	3/31/2026	Musical Depot	8,450	18.7%	4/30/2020	Freeman’s Bakery	3,200	7.1%	5/31/2020	Little China Restaurant	1,600	3.5%	2/28/2025
67	Newtown Self Storage
68	Campus Plaza - MI	12.7%	4/30/2025	American Starz Pizza Buffet	4,200	10.8%	7/31/2021	Parrotzville	3,600	9.2%	3/31/2018	Bookmark Inc. of Warren	3,370	8.6%	7/31/2018
69	80-82 Charles St. Owners Corp.
70	Aloha Estates MHP
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.
72	13912 Owners Corp.
73	Friendly Village Mobile Estates

A-1-7

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	5th Largest Tenant Name(7)(8)(11)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	Gurnee Mills	Floor and Décor	105,248	6.3%	9/30/2026	8/26/2016	8/26/2016				N	Y	Refinance	0	0	Springing
2	101 Hudson Street	First Data Corporation	54,669	4.1%	5/31/2026	8/26/2016	8/30/2016				N	Y	Refinance	104,000	0	Springing
3	Plaza America I & II	Metro Offices	22,303	4.3%	2/28/2021	6/15/2016	6/15/2016				N	Y	Refinance	0	166,997	166,997	Cash
4	North Isle Village, Inc.					6/17/2016	6/15/2016				N	Y	Refinance	0	936,413	133,773	Cash
5	Easton Town Center	KDB	34,457	2.6%	7/31/2024	7/12/2016	7/14/2016				N	Y	Refinance	0	0	Springing
6	Conrad Indianapolis					8/10/2016	8/10/2016				N	Y	Refinance	0	0	97,100	Cash
7	Mall at Turtle Creek	Shoe Dept Encore	13,319	4.0%	10/31/2023	4/12/2016	4/12/2016		4/12/2016	8.0%	N	Y	Refinance	0	443,810	49,312	Cash
8	Home2 Suites - Long Island City					11/5/2015	10/30/2015				N	Y	Refinance	34,375	69,269	13,854	Cash
9	ExchangeRight Net Leased Portfolio 13					Various	Various				N	Various	Acquisition	95,243	78,724	21,553	Cash
9.01	Walgreens - Fairfield					8/5/2016	8/1/2016				N	Y
9.02	Walgreens - Panama City					8/12/2016	8/12/2016				N	Y
9.03	Hobby Lobby - Franklin					8/4/2016	8/4/2016				N	Y
9.04	CVS Pharmacy - Gadsden					8/5/2016	8/5/2016				N	Y
9.05	Tractor Supply - Chillicothe					6/30/2016	6/30/2016				N	Y
9.06	Advance Auto Parts - Houston					8/11/2016	8/12/2016				N	N
9.07	Family Dollar - Plainville					8/29/2016	8/30/2016				N	Y
9.08	Napa Auto Parts - Madison					8/12/2016	6/7/2016				N	Y
9.09	Dollar General - Knoxville (Circle Oak)					7/6/2016	7/8/2016				N	Y
9.10	Family Dollar - Lafayette (Pinhook)					4/29/2016	3/28/2016				N	Y
9.11	Dollar General - Dothan					7/22/2016	7/22/2016				N	Y
9.12	Family Dollar - Lafayette (Congress)					4/29/2016	3/21/2016				N	Y
9.13	Dollar General - Superior					2/8/2016	2/11/2016				N	Y
9.14	Dollar General - Knoxville (Elm)					8/11/2016	7/8/2016				N	Y
9.15	Family Dollar - Scott					4/29/2016	3/28/2016				N	Y
9.16	Sherwin Williams - Arlington					8/3/2016	8/3/2016				N	Y
9.17	Sherwin Williams - Shreveport					8/5/2016	8/5/2016				N	Y
9.18	Sherwin Williams - Sherman					8/4/2016	8/4/2016				N	Y
9.19	Dollar General - Walbridge					8/1/2016	8/2/2016				N	Y
9.20	Sherwin Williams - Naples					8/5/2016	8/5/2016				N	Y
10	Sheraton Towson Baltimore North					7/8/2016	7/13/2016				N	Y	Refinance	25,375	0	29,117	Cash
11	Houston Industrial Portfolio	Various	Various	Various	Various	Various	Various				N	Various	Refinance	47,813	392,591	48,621	Cash
11.01	Emmott Business Center	Punum Roofing of Houston, Inc.	7,200	4.3%	1/31/2019	7/26/2016	7/26/2016				N	Y
11.02	Eldridge Business Center	A + Transmissions, Inc.	3,000	3.0%	7/31/2017	7/22/2016	7/26/2016				N	Y
11.03	West Belt Business Center	Reality of God Church Inc.	3,250	3.3%	7/31/2017	7/26/2016	7/26/2016				N	Y
11.04	Winkler Berrybrook	Rolling High	4,100	9.5%	6/30/2017	7/27/2016	7/27/2016				N	Y
11.05	Aldine Westfield					7/26/2016	7/26/2016				N	Y
11.06	Keough Business Center	Everitt Nunez Enterprises LLC	1,885	9.6%	11/30/2019	7/26/2016	7/26/2016				N	Y
12	Central Park Retail	Furniture Gallery	18,700	4.2%	2/28/2026	6/8/2016	6/8/2016				N	Y	Refinance	0	278,383	55,677	Cash
13	Archdale Marketplace	Citi Trends	16,425	9.1%	4/30/2020	8/25/2016	8/26/2016				N	Y	Refinance	0	0	16,099	Cash
14	DoubleTree Dallas Near the Galleria					8/17/2016	8/17/2016				N	Y	Refinance	0	324,611	32,461	Cash
15	Tully Business Center	Thermo Cool	4,320	3.0%	5/31/2019	1/29/2016	2/5/2016		2/1/2016	20.0%	N	Y	Refinance	0	161,340	26,204	Cash
16	Spanish Fort Town Center Apartments					8/15/2016	8/15/2016				N	Y	Refinance	2,250	123,948	11,268	Cash
17	Alliance International	Destination Church of Orlando, Inc.	5,788	2.4%	MTM	3/10/2016	3/9/2016				N	Y	Refinance	563	163,393	27,232	Cash
18	Gas Company Tower & World Trade Center Parking Garage	WeWork	92,493	6.7%	7/31/2033	6/27/2016	6/28/2016		6/27/2016	16.0%	N	Y	Refinance	0	2,822,545	564,509	Cash
19	2375 Anselmo Drive					7/14/2016	7/14/2016		7/14/2016	13.0%	N	Y	Recapitalization	0	0	11,566	Cash
20	Consumer Square West	Shoe Show Inc	11,877	5.4%	7/31/2020	9/28/2016	9/28/2016				N	Y	Refinance	234,600	93,823	17,871	Cash
21	Northtowne Meadows					7/26/2016	7/26/2016				N	Y	Refinance	0	30,183	4,791	Cash
22	Central Self Storage - Daly City, CA					4/22/2016	4/19/2016		4/19/2016	14.0%	N	Y	Refinance	0	178,980	17,898	Cash
23	Shoppes at Kendall	Senses of West Kenda	2,228	4.6%	8/31/2019	7/6/2016	7/6/2016				N	Y	Acquisition	0	81,834	13,639	Cash
24	Firelands and Midtown Manor MHP					7/7/2016	7/7/2016				N	Y	Refinance	192,226	24,304	6,076	Cash
24.01	Midtown Manor MHP					7/7/2016	7/7/2016				N	Y
24.02	Firelands Manor MHP					7/7/2016	7/7/2016				N	Y
25	Holiday Inn Express & Suites Cooperstown					8/15/2016	8/15/2016				N	Y	Refinance	0	0	7,681	Cash
26	61 Inverness	TST Infrastructure, LLC	4,500	5.2%	9/30/2019	4/11/2016	3/21/2016				N	Y	Refinance	8,375	26,661	13,331	Cash
27	Shoreview Apartments					9/2/2016	9/2/2016				N	Y	Refinance	0	64,865	12,973	Cash
28	One & Two Corporate Plaza	Tetra Tech (sublease to BL Harbert Intl)	9,273	3.4%	9/30/2017	7/21/2016	7/25/2016				N	Y	Refinance	12,813	789,921	83,590	Cash
29	New Albany Office Building					7/18/2016	7/18/2016				N	Y	Acquisition	29,688	66,811	15,907	Cash
30	Paradise Ranch MHP					7/27/2016	7/27/2016		9/29/2016	16.0%	N	Y	Refinance	21,700	5,750	1,917	Cash
31	Pacific Rancho Business Park	J&M Keystone	9,100	10.9%	2/28/2018	8/25/2016	8/24/2016		8/24/2016	7.0%	N	Y	Refinance	0	0	8,299	Cash
32	Comfort Suites Waco					8/4/2016	8/4/2016				N	Y	Refinance	6,875	142,873	14,287	Cash
33	Century Theater - NextGen					11/12/2015	11/12/2015		11/12/2015	11.0%	N	Y	Acquisition	0	0	Springing
34	Chicago Northside Storage					8/18/2016	8/18/2016				N	Y	Refinance	11,625	43,618	14,539	Cash
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.					8/30/2016	8/30/2016				N	Y	Refinance	0	56,250	56,250	Cash
36	Village at Fairplain					4/29/2016	4/29/2016				N	Y	Refinance	94,726	6,250	6,250	Cash
37	Hampton Inn Richmond Hill					8/12/2016	8/12/2016				N	Y	Refinance	0	0	2,613	Cash
38	4119 Syracuse Holding (Camillus Plaza)	Empire Vision Center, Inc.	4,200	6.5%	8/31/2019	8/18/2016	8/18/2016				N	Y	Refinance	297,225	48,248	16,083	Cash
39	Holiday Inn Express & Suites Marysville					8/19/2016	8/19/2016				N	Y	Refinance	0	27,676	6,589	Cash
40	Lock Ur Own Self Storage					6/17/2016	6/17/2016				N	Y	Refinance	0	12,399	6,200	Cash
41	Bella Vista Pointe Apartments					6/23/2016	6/24/2016				N	Y	Refinance	10,224	63,816	7,597	Cash
42	Country Aire MHP					9/2/2016	9/30/2016				N	Y	Refinance	75,250	4,500	450	Cash
43	CVS Duluth					8/24/2016	8/25/2016				N	Y	Acquisition	0	0	Springing
44	Comfort Inn & Suites Market Center Dallas					9/15/2016	4/29/2016				N	Y	Refinance	0	66,500	6,333	Cash
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.					4/14/2016	4/7/2016				N	Y	Refinance	0	200,808	25,101	Cash
46	Sun Lake Estates MHP					6/15/2016	6/15/2016				N	Y	Refinance	103,900	11,588	1,159	Cash
47	Moore Self Storage					7/7/2016	7/14/2016				N	Y	Acquisition	0	42,738	4,070	Cash
48	Best Western - Westgate					9/21/2016	7/15/2015				N	Y	Refinance	13,875	20,035	6,925	Cash
49	Courthouse Square	Pediatric Partners for Attention and Learning	2,250	8.4%	4/30/2018	8/16/2016	8/18/2016				N	Y	Refinance	0	17,000	3,238	Cash
50	Pokegama Mobile Home & R.V. Park					2/8/2016	2/9/2016	4/22/2016			N	Y	Refinance	23,625	42,015	3,501	Cash
51	Compton Owners Corp.					7/27/2016	7/26/2016				N	Y	Refinance	0	0	Springing
52	Arlington Heights Self Storage					7/20/2016	7/20/2016				N	Y	Acquisition	8,063	71,303	22,636	Cash
53	Western Village MHP					9/5/2016	9/6/2016		9/6/2016	9.0%	N	Y	Refinance	3,063	39,126	4,347	Cash
54	7350 S Phillips Avenue					8/4/2016	8/3/2016				N	Y	Refinance	11,688	16,565	5,522	Cash
55	Guardian Self Storage San Antonio					7/12/2016	7/12/2016				N	Y	Refinance	4,350	176,232	17,623	Cash
56	Northgate III	RIE RIE, Inc. (Unrefined Bakery)	7,656	8.0%	7/31/2021	8/30/2016	7/18/2016				N	Y	Acquisition	0	86,620	8,662	Cash
57	Broadview Heights Self Storage					8/15/2016	8/15/2016				N	Y	Acquisition	0	22,582	7,169	Cash
58	Pleasant Ridge					7/22/2016	7/22/2016				N	Y	Refinance	0	3,046	3,046	Cash
59	Bayview Owners Corp.					7/28/2016	7/28/2016				N	Y	Refinance	0	41,122	20,561	Cash
60	Royal Oaks MHC					6/1/2016	6/1/2016				N	Y	Acquisition	28,594	18,094	2,154	Cash
61	Big Oaks Self Storage & Retail	Gold Circle Realty	1,250	1.3%	10/1/2016	8/18/2016	7/26/2016		8/22/2016	13.0%	N	Y	Acquisition	14,525	45,818	3,818	Cash
62	Mohegan Village Owners, Inc.					7/15/2016	7/14/2016				N	Y	Refinance	0	0	Springing
63	Belle Grove MHP					8/15/2016	8/15/2016				N	Y	Refinance	0	36,570	3,325	Cash
64	Fleetwood Hills Apartments, Inc.					9/8/2016	9/7/2016				N	Y	Refinance	0	0	Springing
65	All American Storage DeSoto					9/6/2016	9/6/2016				N	Y	Refinance	64,750	37,864	4,207	Cash
66	Southwood Village Retail Center	Shaun Smith ABC	1,600	3.5%	1/31/2021	2/22/2016	2/22/2016				N	Y	Refinance	0	11,250	3,750	Cash
67	Newtown Self Storage					8/29/2016	8/29/2016				N	Y	Refinance	6,188	13,712	3,428	Cash
68	Campus Plaza - MI	Kabob Lebanese Restaurant	2,570	6.6%	6/30/2021	8/8/2016	8/8/2016				N	Y	Refinance	0	16,779	5,593	Cash
69	80-82 Charles St. Owners Corp.					9/2/2016	9/6/2016				N	Y	Refinance	0	0	Springing
70	Aloha Estates MHP					5/24/2016	5/24/2016				N	Y	Refinance	7,875	18,442	2,305	Cash
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.					9/1/2016	9/1/2016				N	Y	Refinance	0	0	Springing
72	13912 Owners Corp.					6/14/2016	6/14/2016				N	Y	Refinance	0	0	Springing
73	Friendly Village Mobile Estates					9/13/2016	9/13/2016				N	Y	Refinance	0	7,151	1,430	Cash

A-1-8

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)	Monthly Replacement Reserve ($)(12)	Replacement Reserve Cap ($)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Reserve Cap ($)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial) ($)	Debt Service Escrow (Monthly) ($)
1	Gurnee Mills	0	Springing			0	Springing	0			0	Springing	0			0	0
2	101 Hudson Street	0	Springing			0	Springing	0			0	Springing	0			0	0
3	Plaza America I & II	0	Springing			0	8,660	311,769	Cash		4,118,237	64,327	2,315,770	Cash		0	0
4	North Isle Village, Inc.	0	Springing			0	0	0			0	0	0			0	0
5	Easton Town Center	0	Springing			0	Springing	512,472			0	Springing	3,843,537			0	0
6	Conrad Indianapolis	0	Springing			0	Springing	0			0	0	0			0	0
7	Mall at Turtle Creek	0	Springing			0	6,862	82,350	Cash		0	41,175	988,194	Cash		0	0
8	Home2 Suites - Long Island City	54,649	6,072	Cash		0	21,923	789,237	Cash		0	0	0			0	0
9	ExchangeRight Net Leased Portfolio 13	0	Springing			0	1,440	0	Cash		0	Springing	0			0	0
9.01	Walgreens - Fairfield
9.02	Walgreens - Panama City
9.03	Hobby Lobby - Franklin
9.04	CVS Pharmacy - Gadsden
9.05	Tractor Supply - Chillicothe
9.06	Advance Auto Parts - Houston
9.07	Family Dollar - Plainville
9.08	Napa Auto Parts - Madison
9.09	Dollar General - Knoxville (Circle Oak)
9.10	Family Dollar - Lafayette (Pinhook)
9.11	Dollar General - Dothan
9.12	Family Dollar - Lafayette (Congress)
9.13	Dollar General - Superior
9.14	Dollar General - Knoxville (Elm)
9.15	Family Dollar - Scott
9.16	Sherwin Williams - Arlington
9.17	Sherwin Williams - Shreveport
9.18	Sherwin Williams - Sherman
9.19	Dollar General - Walbridge
9.20	Sherwin Williams - Naples
10	Sheraton Towson Baltimore North	0	Springing			0	42,426	0	Cash		0	0	0			0	0
11	Houston Industrial Portfolio	0	Springing			0	4,293	0	Cash		800,000	13,402	1,200,000	Cash		0	0
11.01	Emmott Business Center
11.02	Eldridge Business Center
11.03	West Belt Business Center
11.04	Winkler Berrybrook
11.05	Aldine Westfield
11.06	Keough Business Center
12	Central Park Retail	0	Springing			0	11,807	0	Cash		0	36,898; Springing	1,328,340	Cash		0	0
13	Archdale Marketplace	0	Springing			340,000	2,248	0	Cash		500,000	7,492; Springing	359,622	Cash		0	0
14	DoubleTree Dallas Near the Galleria	70,521	11,753	Cash		0	See footnote (12)	1,450,000	Cash		0	0	0			0	0
15	Tully Business Center	0	Springing			0	1,799; Springing	43,176	Cash		0	11,153	260,000	Cash		0	0
16	Spanish Fort Town Center Apartments	18,901	9,450	Cash		4,500	4,500	0	Cash		0	0	0			0	0
17	Alliance International	118,011	10,728	Cash		0	5,162	0	Cash		1,055,860	14,891	893,464	Cash		0	0
18	Gas Company Tower & World Trade Center Parking Garage	0	Springing			71,744	35,872	0	Cash		21,033,588	171,541	0	Cash		0	0
19	2375 Anselmo Drive	0	3,056	Cash		0	1,243	0	Cash		0	Springing	0			0	0
20	Consumer Square West	14,969	1,782	Cash		0	2,728	98,193	Cash		857,410	9,092	0	Cash		0	0
21	Northtowne Meadows	4,744	1,506	Cash		0	1,608	0	Cash		0	0	0			0	0
22	Central Self Storage - Daly City, CA	21,460	2,146	Cash		0	892; Springing	21,408	Cash		0	0	0			0	0
23	Shoppes at Kendall	3,402	3,402	Cash		0	Springing	0			0	Springing	0			0	0
24	Firelands and Midtown Manor MHP	29,973	2,498	Cash		1,658	1,658	0	Cash		0	0	0			0	0
24.01	Midtown Manor MHP
24.02	Firelands Manor MHP
25	Holiday Inn Express & Suites Cooperstown	20,597	1,783	Cash		0	9,738	0	Cash		0	0	0			0	0
26	61 Inverness	1,222	1,222	Cash		2,107	2,107	0	Cash		5,450	5,450	261,597	Cash		0	0
27	Shoreview Apartments	0	Springing			0	Springing	0			0	0	0			0	0
28	One & Two Corporate Plaza	143,095	19,469	Cash		0	4,600	0	Cash		1,500,047	32,904	1,579,392	Cash		0	0
29	New Albany Office Building	1,656	789	Cash		0	1,381	0	Cash		0	$15,237.75 for the first 36 months; $6,904.42 thereafter	0	Cash		0	0
30	Paradise Ranch MHP	10,417	2,083	Cash		400,000	588	0	Cash		0	0	0			0	0
31	Pacific Rancho Business Park	0	Springing			0	976	0	Cash		0	5,227	250,911	Cash		0	0
32	Comfort Suites Waco	19,243	1,749	Cash		8,209	8,209	0	Cash		0	0	0			0	0
33	Century Theater - NextGen	0	Springing			100,000	Springing	0	Cash		92,122	Springing	0	Cash		0	0
34	Chicago Northside Storage	5,525	1,105	Cash		510	510	0	Cash		0	0	0			0	0
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	0	Springing			0	0	0			0	0	0			0	0
36	Village at Fairplain	60,860	5,072	Cash		4,450	4,450	0	Cash		0	0	0			0	0
37	Hampton Inn Richmond Hill	13,677	1,861	Cash		0	6,349	0	Cash		0	0	0			0	0
38	4119 Syracuse Holding (Camillus Plaza)	13,136	2,627	Cash		0	808	0	Cash		0	4,250	225,000	Cash		0	0
39	Holiday Inn Express & Suites Marysville	0	1,734	Cash		0	7,074	0	Cash		0	0	0			0	0
40	Lock Ur Own Self Storage	3,140	1,047	Cash		1,111	1,111	40,000	Cash		0	0	0			0	0
41	Bella Vista Pointe Apartments	9,973	4,749	Cash		0	4,700	0	Cash		0	0	0			0	0
42	Country Aire MHP	9,523	1,587	Cash		804	804	0	Cash		0	0	0			0	0
43	CVS Duluth	0	215	Cash		0	0	0			0	0	0			0	0
44	Comfort Inn & Suites Market Center Dallas	9,901	1,572	Cash		0	5,085	0	Cash		0	0	0			0	0
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	0	Springing			0	0	0			0	0	0			0	0
46	Sun Lake Estates MHP	11,890	1,189	Cash		954	954	0	Cash		0	0	0			0	0
47	Moore Self Storage	4,605	366	Cash		0	632	0	Cash		0	126	4,536	Cash		0	0
48	Best Western - Westgate	22,239	2,471	Cash		0	5,199	0	Cash		0	0	0			0	0
49	Courthouse Square	7,781	926	Cash		0	446	0	Cash		80,000	2,534	0	Cash		0	0
50	Pokegama Mobile Home & R.V. Park	31,403	2,617	Cash		1,404	1,404	0	Cash		0	0	0			0	0
51	Compton Owners Corp.	0	Springing			0	0	0			0	0	0			0	0
52	Arlington Heights Self Storage	5,725	496	Cash		0	473	0	Cash		0	0	0			0	0
53	Western Village MHP	6,734	1,122	Cash		952	952	0	Cash		0	0	0			0	0
54	7350 S Phillips Avenue	2,382	2,382	Cash		1,458	1,458	0	Cash		0	0	0			0	0
55	Guardian Self Storage San Antonio	2,613	871	Cash		732	732	26,349	Cash		0	0	0			0	0
56	Northgate III	0	Springing			42,842	1,190	42,842	Cash		50,000	3,659; Springing	50,000	Cash		0	0
57	Broadview Heights Self Storage	4,577	396	Cash		0	498	0	Cash		0	0	0			0	0
58	Pleasant Ridge	691	691	Cash		829	829	0	Cash		0	0	0			0	0
59	Bayview Owners Corp.	0	Springing			0	0	0			0	0	0			0	0
60	Royal Oaks MHC	0	Springing			0	424	0	Cash		0	0	0			0	0
61	Big Oaks Self Storage & Retail	1,771	1,771	Cash		1,238	1,238	0	Cash		1,600	1,600	50,000	Cash		0	0
62	Mohegan Village Owners, Inc.	0	Springing			0	0	0			0	0	0			0	0
63	Belle Grove MHP	2,646	1,323	Cash		367	367	0	Cash		0	0	0			0	0
64	Fleetwood Hills Apartments, Inc.	0	Springing			0	0	0			0	0	0			0	0
65	All American Storage DeSoto	3,800	633	Cash		661	661	0	Cash		0	0	0			0	0
66	Southwood Village Retail Center	767	767	Cash		377	377	0	Cash		400,000	1,886	67,898	Cash		0	0
67	Newtown Self Storage	5,862	733	Cash		423	423	0	Cash		0	0	0			0	0
68	Campus Plaza - MI	0	Springing			0	Springing	0			0	2,642	100,000	Cash		0	0
69	80-82 Charles St. Owners Corp.	0	Springing			0	0	0			0	0	0			0	0
70	Aloha Estates MHP	6,150	879	Cash		329	329	0	Cash		0	0	0			0	0
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.	0	Springing			0	0	0			0	0	0			0	0
72	13912 Owners Corp.	0	Springing			0	0	0			0	0	0			0	0
73	Friendly Village Mobile Estates	2,728	303	Cash		417	417	0	Cash		0	0	0			0	0

A-1-9

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty	Other Escrow I Reserve Description	Other Escrow I (Initial) ($)(5)(8)(13)	Other Escrow I (Monthly) ($)(13)	Other Escrow I Cap ($)(13)	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty
1	Gurnee Mills				0	0	0
2	101 Hudson Street			Rent Concession Reserve	2,779,153	0	0	Cash
3	Plaza America I & II			Captech/BB&T Reserve	Captech ($2,000,000); BB&T ($1,600,000)	0	0	Cash
4	North Isle Village, Inc.			Collateral Security Agreement for Capital Improvements	6,750,000	0	0	Cash
5	Easton Town Center			Existing Leasing Obligation Funds	7,161,275	0	0	Cash
6	Conrad Indianapolis				0	0	0
7	Mall at Turtle Creek			BB&B Lease Reserve	2,900,000	0	0	Cash
8	Home2 Suites - Long Island City			Seasonality Reserve	175,000	0	175,000	Cash
9	ExchangeRight Net Leased Portfolio 13			Condominium Assessments Reserve	25,857	Springing	0	Cash
9.01	Walgreens - Fairfield
9.02	Walgreens - Panama City
9.03	Hobby Lobby - Franklin
9.04	CVS Pharmacy - Gadsden
9.05	Tractor Supply - Chillicothe
9.06	Advance Auto Parts - Houston
9.07	Family Dollar - Plainville
9.08	Napa Auto Parts - Madison
9.09	Dollar General - Knoxville (Circle Oak)
9.10	Family Dollar - Lafayette (Pinhook)
9.11	Dollar General - Dothan
9.12	Family Dollar - Lafayette (Congress)
9.13	Dollar General - Superior
9.14	Dollar General - Knoxville (Elm)
9.15	Family Dollar - Scott
9.16	Sherwin Williams - Arlington
9.17	Sherwin Williams - Shreveport
9.18	Sherwin Williams - Sherman
9.19	Dollar General - Walbridge
9.20	Sherwin Williams - Naples
10	Sheraton Towson Baltimore North				0	0	0
11	Houston Industrial Portfolio			Free Rent Reserve	20,821	0	0	Cash
11.01	Emmott Business Center
11.02	Eldridge Business Center
11.03	West Belt Business Center
11.04	Winkler Berrybrook
11.05	Aldine Westfield
11.06	Keough Business Center
12	Central Park Retail			Rent Concession Reserve	138,076	0	0	Cash
13	Archdale Marketplace				0	0	0
14	DoubleTree Dallas Near the Galleria			PIP Reserve	8,118,137	0	0	Cash
15	Tully Business Center				0	0	0
16	Spanish Fort Town Center Apartments				0	0	0
17	Alliance International			Medusind Free Rent & Occupancy Deposit	394,495	0	0	Cash
18	Gas Company Tower & World Trade Center Parking Garage			Outstanding Free Rent Reserve/WeWork Reserve/SCGC Prop 13 Reserve	Outstanding Free Rent Reserve ($4,478,325); WeWork Reserve ($1,000,000); SCGC Prop 13 Reserve ($220,760)	0	0	Cash
19	2375 Anselmo Drive			Affiliate Reserve	1,900,000	0	0	Cash
20	Consumer Square West				0	0	0
21	Northtowne Meadows				0	0	0
22	Central Self Storage - Daly City, CA				0	0	0
23	Shoppes at Kendall				0	0	0
24	Firelands and Midtown Manor MHP			Performance Reserve	1,000,000	0	0	Cash
24.01	Midtown Manor MHP
24.02	Firelands Manor MHP
25	Holiday Inn Express & Suites Cooperstown			Seasonality Fund	500,000	Springing	500,000	Cash
26	61 Inverness			Jeppesen Tenant Improvement Allowance	332,622	0	0	Cash
27	Shoreview Apartments				0	0	0
28	One & Two Corporate Plaza			Performance Funds	1,000,000	0	0	Cash
29	New Albany Office Building				0	0	0
30	Paradise Ranch MHP				0	0	0
31	Pacific Rancho Business Park				0	0	0
32	Comfort Suites Waco			PIP Reserve	148,875	0	0	Cash
33	Century Theater - NextGen				0	0	0
34	Chicago Northside Storage				0	0	0
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.			Collateral Security Agreement for Capital Improvements	2,500,000	0	0	Cash
36	Village at Fairplain			Down-Unit Repair Reserve	150,000	0	0	Cash
37	Hampton Inn Richmond Hill				0	0	0
38	4119 Syracuse Holding (Camillus Plaza)			Rite Aid Rollover Reserve and Rite Aid Door Reserve	104,531	0	290,000	Cash
39	Holiday Inn Express & Suites Marysville				0	0	0
40	Lock Ur Own Self Storage				0	0	0
41	Bella Vista Pointe Apartments				0	0	0
42	Country Aire MHP				0	0	0
43	CVS Duluth				0	0	0
44	Comfort Inn & Suites Market Center Dallas				0	0	0
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.			Collateral Security Agreement for Capital Improvements	350,000	0	0	Cash
46	Sun Lake Estates MHP				0	0	0
47	Moore Self Storage				0	0	0
48	Best Western - Westgate			PIP Reserve	463,960	0	0	Cash
49	Courthouse Square				0	0	0
50	Pokegama Mobile Home & R.V. Park			Seasonality; Storm Shelter; Past Assessment Reserve	470,684	0	0	Cash
51	Compton Owners Corp.				0	0	0
52	Arlington Heights Self Storage				0	0	0
53	Western Village MHP			Short Term Repair Reserve	284,405	0	0	Cash
54	7350 S Phillips Avenue				0	0	0
55	Guardian Self Storage San Antonio				0	0	0
56	Northgate III				0	0	0
57	Broadview Heights Self Storage				0	0	0
58	Pleasant Ridge			New Owned Home Reserve	88,735	0	0	Cash
59	Bayview Owners Corp.				0	0	0
60	Royal Oaks MHC				0	0	0
61	Big Oaks Self Storage & Retail			Down Unit Reserve	3,500	0	0	Cash
62	Mohegan Village Owners, Inc.				0	0	0
63	Belle Grove MHP				0	0	0
64	Fleetwood Hills Apartments, Inc.			Collateral Security Agreement for Capital Improvements	550,000	0	0	Cash
65	All American Storage DeSoto				0	0	0
66	Southwood Village Retail Center				0	0	0
67	Newtown Self Storage				0	0	0
68	Campus Plaza - MI				0	0	0
69	80-82 Charles St. Owners Corp.				0	0	0
70	Aloha Estates MHP			Pavement Reserve	20,000	0	0	Cash
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.				0	0	0
72	13912 Owners Corp.				0	0	0
73	Friendly Village Mobile Estates				0	0	0

A-1-10

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Other Escrow II Reserve Description	Other Escrow II (Initial) ($)(8)(13)	Other Escrow II (Monthly) ($)(13)	Other Escrow II Cap ($)	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback	Ownership Interest	Ground Lease Initial Expiration Date	Annual Ground Rent Payment
1	Gurnee Mills		0	0	0				Fee
2	101 Hudson Street	Tenant Specific TILC Reserve	16,270,684	0	0	Cash			Fee
3	Plaza America I & II	Free Rent/Gap Rent Reserve	2,464,798	0	0	Cash			Fee
4	North Isle Village, Inc.		0	0	0				Fee
5	Easton Town Center		0	0	0				Fee
6	Conrad Indianapolis		0	0	0				Fee
7	Mall at Turtle Creek	Free Rent Reserve/Initial Rollover Reserve	Free Rent Reserve ($151,667); Initial Rollover Reserve ($2,907,450)	0	0	Cash			Fee
8	Home2 Suites - Long Island City		0	0	0				Fee
9	ExchangeRight Net Leased Portfolio 13		0	0	0				Fee
9.01	Walgreens - Fairfield								Fee
9.02	Walgreens - Panama City								Fee
9.03	Hobby Lobby - Franklin								Fee
9.04	CVS Pharmacy - Gadsden								Fee
9.05	Tractor Supply - Chillicothe								Fee
9.06	Advance Auto Parts - Houston								Fee
9.07	Family Dollar - Plainville								Fee
9.08	Napa Auto Parts - Madison								Fee
9.09	Dollar General - Knoxville (Circle Oak)								Fee
9.10	Family Dollar - Lafayette (Pinhook)								Fee
9.11	Dollar General - Dothan								Fee
9.12	Family Dollar - Lafayette (Congress)								Fee
9.13	Dollar General - Superior								Fee
9.14	Dollar General - Knoxville (Elm)								Fee
9.15	Family Dollar - Scott								Fee
9.16	Sherwin Williams - Arlington								Fee
9.17	Sherwin Williams - Shreveport								Fee
9.18	Sherwin Williams - Sherman								Fee
9.19	Dollar General - Walbridge								Fee
9.20	Sherwin Williams - Naples								Fee
10	Sheraton Towson Baltimore North		0	0	0				Fee
11	Houston Industrial Portfolio		0	0	0				Fee
11.01	Emmott Business Center								Fee
11.02	Eldridge Business Center								Fee
11.03	West Belt Business Center								Fee
11.04	Winkler Berrybrook								Fee
11.05	Aldine Westfield								Fee
11.06	Keough Business Center								Fee
12	Central Park Retail	Tenant Specific TILC Reserve	526,940	0	0	Cash			Fee
13	Archdale Marketplace		0	0	0				Fee
14	DoubleTree Dallas Near the Galleria	Seasonality Reserve	170,000	$35,000 commencing in February of each year	170,000	Cash			Fee
15	Tully Business Center		0	0	0				Fee
16	Spanish Fort Town Center Apartments		0	0	0				Fee
17	Alliance International	Lincare Free Rent & Occupancy Deposit	379,784	0	0	Cash			Fee
18	Gas Company Tower & World Trade Center Parking Garage	Jams and Latham Lease Funds	0	14,150	816,452	Cash			Fee
19	2375 Anselmo Drive	Condominium Reserve	160,000	0	0	Cash			Fee
20	Consumer Square West		0	0	0				Fee
21	Northtowne Meadows		0	0	0				Fee
22	Central Self Storage - Daly City, CA		0	0	0				Fee
23	Shoppes at Kendall		0	0	0				Fee
24	Firelands and Midtown Manor MHP	New Home Setup Reserve/Home Repair Reserve	New Home Setup Reserve (160,000); Home Repair Reserve (52,000)	0	0	Cash			Fee
24.01	Midtown Manor MHP								Fee
24.02	Firelands Manor MHP								Fee
25	Holiday Inn Express & Suites Cooperstown		0	0	0				Fee
26	61 Inverness	Lease Sweep Reserve	0	Springing	0				Fee
27	Shoreview Apartments		0	0	0				Fee
28	One & Two Corporate Plaza	Rent Concession Funds	54,816	0	0	Cash			Fee
29	New Albany Office Building		0	0	0				Fee
30	Paradise Ranch MHP		0	0	0				Fee
31	Pacific Rancho Business Park		0	0	0				Fee
32	Comfort Suites Waco		0	0	0				Fee
33	Century Theater - NextGen		0	0	0				Fee
34	Chicago Northside Storage		0	0	0				Fee
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	Collateral Security Agreement for Maintenance Arrears	161,000	0	0	Cash			Fee
36	Village at Fairplain		0	0	0				Fee
37	Hampton Inn Richmond Hill		0	0	0				Fee
38	4119 Syracuse Holding (Camillus Plaza)	Fit Body Rent Reserve	7,840	0	0	Cash			Fee
39	Holiday Inn Express & Suites Marysville		0	0	0				Fee
40	Lock Ur Own Self Storage		0	0	0				Fee
41	Bella Vista Pointe Apartments		0	0	0				Fee
42	Country Aire MHP		0	0	0				Fee
43	CVS Duluth		0	0	0				Fee
44	Comfort Inn & Suites Market Center Dallas		0	0	0				Fee
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.	Collateral Security Agreement for Litigation	600,000	0	0	Cash			Fee
46	Sun Lake Estates MHP		0	0	0				Fee
47	Moore Self Storage		0	0	0				Fee
48	Best Western - Westgate	Seasonality Reserve	25,326	See footnote (13)	0				Fee
49	Courthouse Square		0	0	0				Fee
50	Pokegama Mobile Home & R.V. Park	Sewer Fee Reserve Subaccount	102,122	8,510	0				Fee
51	Compton Owners Corp.		0	0	0				Fee
52	Arlington Heights Self Storage		0	0	0				Fee
53	Western Village MHP	New Home Reserve	50,000	0	0	Cash			Fee
54	7350 S Phillips Avenue		0	0	0				Fee
55	Guardian Self Storage San Antonio		0	0	0				Fee
56	Northgate III		0	0	0				Fee
57	Broadview Heights Self Storage		0	0	0				Fee
58	Pleasant Ridge	Capital Improvement Reserve	21,864	0	0	Cash			Fee
59	Bayview Owners Corp.		0	0	0				Fee
60	Royal Oaks MHC		0	0	0				Fee
61	Big Oaks Self Storage & Retail		0	0	0				Fee
62	Mohegan Village Owners, Inc.		0	0	0				Fee
63	Belle Grove MHP		0	0	0				Fee
64	Fleetwood Hills Apartments, Inc.		0	0	0				Fee
65	All American Storage DeSoto		0	0	0				Fee
66	Southwood Village Retail Center		0	0	0				Fee
67	Newtown Self Storage		0	0	0				Fee
68	Campus Plaza - MI		0	0	0				Fee
69	80-82 Charles St. Owners Corp.		0	0	0				Fee
70	Aloha Estates MHP		0	0	0				Fee
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.		0	0	0				Fee
72	13912 Owners Corp.		0	0	0				Fee
73	Friendly Village Mobile Estates		0	0	0				Fee

A-1-11

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Annual Ground Rent Increases	Lockbox	Whole Loan Cut-off Date Balance ($)	Whole Loan Debt Service ($)	Subordinate Secured Debt Original Balance ($)(4)	Subordinate Secured Debt Cut-off Date Balance ($)(4)	Whole Loan U/W NOI DSCR (x)	Whole Loan U/W NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio
1	Gurnee Mills		Hard/Springing Cash Management
2	101 Hudson Street		Hard/Springing Cash Management
3	Plaza America I & II		Hard/Upfront Cash Management
4	North Isle Village, Inc.		None
5	Easton Town Center		Hard/Springing Cash Management	700,000,000	2,138,570	362,500,000	362,500,000	2.03	1.94	59.0%
6	Conrad Indianapolis		Springing
7	Mall at Turtle Creek		Hard/Springing Cash Management
8	Home2 Suites - Long Island City		Springing
9	ExchangeRight Net Leased Portfolio 13		Hard/Springing Cash Management
9.01	Walgreens - Fairfield
9.02	Walgreens - Panama City
9.03	Hobby Lobby - Franklin
9.04	CVS Pharmacy - Gadsden
9.05	Tractor Supply - Chillicothe
9.06	Advance Auto Parts - Houston
9.07	Family Dollar - Plainville
9.08	Napa Auto Parts - Madison
9.09	Dollar General - Knoxville (Circle Oak)
9.10	Family Dollar - Lafayette (Pinhook)
9.11	Dollar General - Dothan
9.12	Family Dollar - Lafayette (Congress)
9.13	Dollar General - Superior
9.14	Dollar General - Knoxville (Elm)
9.15	Family Dollar - Scott
9.16	Sherwin Williams - Arlington
9.17	Sherwin Williams - Shreveport
9.18	Sherwin Williams - Sherman
9.19	Dollar General - Walbridge
9.20	Sherwin Williams - Naples
10	Sheraton Towson Baltimore North		Hard/Springing Cash Management
11	Houston Industrial Portfolio		Hard/Springing Cash Management
11.01	Emmott Business Center
11.02	Eldridge Business Center
11.03	West Belt Business Center
11.04	Winkler Berrybrook
11.05	Aldine Westfield
11.06	Keough Business Center
12	Central Park Retail		Hard/Upfront Cash Management
13	Archdale Marketplace		Springing
14	DoubleTree Dallas Near the Galleria		Springing
15	Tully Business Center		Springing
16	Spanish Fort Town Center Apartments		Springing
17	Alliance International		Springing
18	Gas Company Tower & World Trade Center Parking Garage		Hard/Springing Cash Management	319,000,000	935,981	175,000,000	175,000,000	2.55	2.36	52.2%
19	2375 Anselmo Drive		Soft/Springing Cash Management
20	Consumer Square West		Hard/Springing Cash Management
21	Northtowne Meadows		Springing
22	Central Self Storage - Daly City, CA		Springing
23	Shoppes at Kendall		Springing
24	Firelands and Midtown Manor MHP		Springing
24.01	Midtown Manor MHP
24.02	Firelands Manor MHP
25	Holiday Inn Express & Suites Cooperstown		Springing
26	61 Inverness		Springing
27	Shoreview Apartments		None
28	One & Two Corporate Plaza		Springing
29	New Albany Office Building		Hard/Springing Cash Management
30	Paradise Ranch MHP		Springing
31	Pacific Rancho Business Park		Soft/Springing Cash Management
32	Comfort Suites Waco		Springing
33	Century Theater - NextGen		Springing
34	Chicago Northside Storage		Springing
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.		None	6,991,303	30,960	1,000,000	0	9.50	9.32	11.8%
36	Village at Fairplain		Springing
37	Hampton Inn Richmond Hill		Hard/Springing Cash Management
38	4119 Syracuse Holding (Camillus Plaza)		Hard/Springing Cash Management
39	Holiday Inn Express & Suites Marysville		Springing
40	Lock Ur Own Self Storage		Springing
41	Bella Vista Pointe Apartments		Springing
42	Country Aire MHP		Springing
43	CVS Duluth		Springing
44	Comfort Inn & Suites Market Center Dallas		Springing
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.		None
46	Sun Lake Estates MHP		Springing
47	Moore Self Storage		Springing
48	Best Western - Westgate		Springing
49	Courthouse Square		Springing
50	Pokegama Mobile Home & R.V. Park		Springing
51	Compton Owners Corp.		None	4,400,000	13,078	500,000	0	5.19	4.97	24.4%
52	Arlington Heights Self Storage		Springing
53	Western Village MHP		Springing
54	7350 S Phillips Avenue		Springing
55	Guardian Self Storage San Antonio		Springing
56	Northgate III		Springing
57	Broadview Heights Self Storage		Springing
58	Pleasant Ridge		Springing
59	Bayview Owners Corp.		None	3,297,388	12,734	300,000	0	11.44	11.19	7.4%
60	Royal Oaks MHC		Springing
61	Big Oaks Self Storage & Retail		Springing
62	Mohegan Village Owners, Inc.		None
63	Belle Grove MHP		Springing
64	Fleetwood Hills Apartments, Inc.		None
65	All American Storage DeSoto		Springing
66	Southwood Village Retail Center		Springing
67	Newtown Self Storage		Springing
68	Campus Plaza - MI		None
69	80-82 Charles St. Owners Corp.		None	1,648,805	6,463	200,000	0	8.32	8.20	7.7%
70	Aloha Estates MHP		Springing
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.		None
72	13912 Owners Corp.		None	1,498,184	6,673	250,000	0	4.13	4.03	28.3%
73	Friendly Village Mobile Estates		Springing

A-1-12

ANNEX A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Whole Loan Cut-off Date U/W NOI Debt Yield	Whole Loan Cut-off Date U/W NCF Debt Yield	Mezzanine Debt Cut-off Date Balance($)	Sponsor(10)(14)	Affiliated Sponsors	Mortgage Loan Number
1	Gurnee Mills				Simon Property Group, L.P.		1
2	101 Hudson Street				Mack-Cali Realty, L.P.		2
3	Plaza America I & II			20,000,000	Tamares Real Estate Holdings, Inc.; Atlantic Realty Companies		3
4	North Isle Village, Inc.						4
5	Easton Town Center	7.4%	7.1%		L Brands, Inc.; Georgetown Sponsor		5
6	Conrad Indianapolis				Alvin E. Kite; John Kite; Thomas McGowan		6
7	Mall at Turtle Creek				Rouse Properties, LP		7
8	Home2 Suites - Long Island City				Jacob Rad; Samuel Klein		8
9	ExchangeRight Net Leased Portfolio 13				David Fisher, Joshua Ungerecht, Warren Thomas		9
9.01	Walgreens - Fairfield						9.01
9.02	Walgreens - Panama City						9.02
9.03	Hobby Lobby - Franklin						9.03
9.04	CVS Pharmacy - Gadsden						9.04
9.05	Tractor Supply - Chillicothe						9.05
9.06	Advance Auto Parts - Houston						9.06
9.07	Family Dollar - Plainville						9.07
9.08	Napa Auto Parts - Madison						9.08
9.09	Dollar General - Knoxville (Circle Oak)						9.09
9.10	Family Dollar - Lafayette (Pinhook)						9.10
9.11	Dollar General - Dothan						9.11
9.12	Family Dollar - Lafayette (Congress)						9.12
9.13	Dollar General - Superior						9.13
9.14	Dollar General - Knoxville (Elm)						9.14
9.15	Family Dollar - Scott						9.15
9.16	Sherwin Williams - Arlington						9.16
9.17	Sherwin Williams - Shreveport						9.17
9.18	Sherwin Williams - Sherman						9.18
9.19	Dollar General - Walbridge						9.19
9.20	Sherwin Williams - Naples						9.20
10	Sheraton Towson Baltimore North				Kenneth Kochenour; Ira Lubert		10
11	Houston Industrial Portfolio				Nathan Herzog; Robert Herzog		11
11.01	Emmott Business Center						11.01
11.02	Eldridge Business Center						11.02
11.03	West Belt Business Center						11.03
11.04	Winkler Berrybrook						11.04
11.05	Aldine Westfield						11.05
11.06	Keough Business Center						11.06
12	Central Park Retail				Gary D. Rappaport		12
13	Archdale Marketplace				Stanley Werb; Jonathan Gaines		13
14	DoubleTree Dallas Near the Galleria				Ki Yong Choi		14
15	Tully Business Center				David B. Dollinger		15
16	Spanish Fort Town Center Apartments				Marc Weil		16
17	Alliance International				Bel-Cal Properties, Inc.; Bel-Alta Properties, Inc.		17
18	Gas Company Tower & World Trade Center Parking Garage	9.0%	8.3%	131,000,000	Brookfield DTLA Holdings LLC		18
19	2375 Anselmo Drive				Kali Chaudhuri		19
20	Consumer Square West				Bon Aviv Holdings LLC		20
21	Northtowne Meadows				Kamal H. Shouhayib		21
22	Central Self Storage - Daly City, CA				Please see footnote (14)		22
23	Shoppes at Kendall				Adam Lamnin		23
24	Firelands and Midtown Manor MHP				Richard Placido		24
24.01	Midtown Manor MHP						24.01
24.02	Firelands Manor MHP						24.02
25	Holiday Inn Express & Suites Cooperstown				Bilal Ahmad; Zahid Chaudhri		25
26	61 Inverness				KDI Investments, Inc.		26
27	Shoreview Apartments				Sills Enterprises LLC		27
28	One & Two Corporate Plaza				Nathaniel E. Williams; Rodney C. Freeman		28
29	New Albany Office Building				David A. Kornbluth; Bradford L. Kitchen		29
30	Paradise Ranch MHP				Bo Zarnegin		30
31	Pacific Rancho Business Park				Richard Dentt		31
32	Comfort Suites Waco				Tejasbhai Patel		32
33	Century Theater - NextGen				Frederick M. Nicholas		33
34	Chicago Northside Storage				Alex Turik; Nikita Turik; Fred R. Jung; Edward J. Stern; Claus Niemann		34
35	Fillmore Gardens Co-operative, Inc. a/k/a The Fillmore Gardens Co-operative, Inc.	50.5%	49.5%				35
36	Village at Fairplain				Barry Chernawsky		36
37	Hampton Inn Richmond Hill				Kiran B. Swami; Hemlata Patel		37
38	4119 Syracuse Holding (Camillus Plaza)				Reuven Y. Rivlin		38
39	Holiday Inn Express & Suites Marysville				Larry-Bharat Patel; Rekha Larry-Bharat Patel		39
40	Lock Ur Own Self Storage				Joy Rasmussen		40
41	Bella Vista Pointe Apartments				Madeleine Ficaccio		41
42	Country Aire MHP				Eric D. Wooten; Cynthia Rodwell; Robert Hutson		42
43	CVS Duluth				Gloria M. Alvarez; Sarah Ramos; Michael M. Sanchez		43
44	Comfort Inn & Suites Market Center Dallas				Bharatkumar Patel; Nitin Tiwani; Raman Patel		44
45	Corlear Gardens Housing Corp. f/k/a Corlear Gardens Housing Co., Inc.						45
46	Sun Lake Estates MHP				Brandon A. Schwartz; Yanina V. Schwartz		46
47	Moore Self Storage				Robert Moser; Robert Morgan	Y- Group 1	47
48	Best Western - Westgate				Pradip Acharya & Jayesh Khatiwala		48
49	Courthouse Square				Michael P. Amann		49
50	Pokegama Mobile Home & R.V. Park				William Woischke		50
51	Compton Owners Corp.	18.5%	17.7%				51
52	Arlington Heights Self Storage				Robert Moser; Robert Morgan	Y- Group 1	52
53	Western Village MHP				Chad Haggar; Anna Volkoff		53
54	7350 S Phillips Avenue				Nadeya Khalil		54
55	Guardian Self Storage San Antonio				Henry G. Lewis		55
56	Northgate III				Michael J. Ladue		56
57	Broadview Heights Self Storage				Robert Moser; Robert Morgan	Y- Group 1	57
58	Pleasant Ridge				James W. Soboleski; Benjamin L. Kadish		58
59	Bayview Owners Corp.	53.0%	51.9%				59
60	Royal Oaks MHC				David H. Reynolds; Mark H. Robertson		60
61	Big Oaks Self Storage & Retail				Matthew Ricciardella		61
62	Mohegan Village Owners, Inc.						62
63	Belle Grove MHP				Stephen J. Garchik		63
64	Fleetwood Hills Apartments, Inc.						64
65	All American Storage DeSoto				Scott and Renee LaBar		65
66	Southwood Village Retail Center				Jacobo Camhi		66
67	Newtown Self Storage				Thomas Christiano; William Paquet		67
68	Campus Plaza - MI				Jeffrey L. Curtis; Anthony J. Curtis		68
69	80-82 Charles St. Owners Corp.	39.1%	38.6%				69
70	Aloha Estates MHP				Douglas A. Datillo; Roland Hauber		70
71	1122 Yonkers Avenue Ltd. a/k/a 1122 Yonkers Avenue, Ltd.						71
72	13912 Owners Corp.	22.1%	21.5%				72
73	Friendly Village Mobile Estates				Mark Kelly; Peter Whitehead		73

A-1-13

FOOTNOTES TO ANNEX A-1

See “Annex A-3: Summaries of the Fifteen Largest Mortgage Loans” in the Preliminary Prospectus for additional information on the 15 largest mortgage loans.

(1)	“Barclays” denotes Barclays Bank PLC, “WFB” denotes Wells Fargo Bank, National Association, “CIIICM” denotes C-III Commercial Mortgage LLC, “RMF” denotes Rialto Mortgage Finance, LLC, “NCB" denotes National Cooperative Bank, N.A. and “Basis” denotes Basis Real Estate Capital II, LLC.

(2)	For mortgage loan #12 (Central Park Retail), the mortgaged property is located at 1150, 1210-1212, 1242, 1260-1280, 1281-1291, 1340-1360, 1370, 1380-1386, 1390, 1410-1440, 1471-1481, 1591, 1602-1618, 1618-1638, 1640, 1650-1668, 1661-1669 Carl D. Silver Parkway; 2871, 3031, 3071, 3540, 3544 Plank Road; 1191, 1301-1325, 1410, 1460, 1580 Central Park Boulevard; 12101, 12131 Amos Lane; 3536 Shalaby Way.

(3)	For mortgage loan #1 (Gurnee Mills), Number of Units and Occupancy Rate includes the fourth largest tenant (111,675 square feet), representing 6.6% of net rentable square feet, which leases the collateral pad site and owns its improvements.

For mortgage loan #18 (Gas Company Tower & World Trade Center Parking Garage), the Number of Units includes 1,317,849 square feet of office space, 44,044 square feet of storage space, 10,436 square feet of retail space and 2,165 parking stalls.

For mortgage loan #50 (Pokegama Mobile Home & R.V. Park) Number of Units includes 148 recreational vehicle parking spaces, 128 pads, 57 storage units and four single family residences.

For mortgage loan #53 (Western Village MHP), the Number of Units includes 11 apartment units and 3 single-family residences.

For mortgage loan #61 (Big Oaks Self Storage & Retail), the Number of Units includes 72,520 square feet of self-storage space and 22,849 square feet of retail space. The Occupancy Rate reflects 70,780 square feet of self-storage space occupied and 16,049 square feet of retail space occupied.

(4)	For mortgage loan #1 (Gurnee Mills), the mortgage loan represents Note A-2A of six pari passu notes, which have a combined Cut-off Date principal balance of $274,633,547. Notes A-1A, A-1B, A-2B, A-3 and A-4 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1A, A-1B, A-2A, A-2B, A-3 and A-4 in the aggregate (the "Gurnee Mills Whole Loan"). Note A-2A represents a non-controlling interest in the Gurnee Mills Whole Loan.

For mortgage loan #2 (101 Hudson Street), the mortgage loan represents Note A-2 of five pari passu notes, which have a combined Cut-off Date principal balance of $250,000,000. Notes A-1, A-3, A-4 and A-5 are not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1, A-2, A-3, A-4 and A-5 in the aggregate (the "101 Hudson Street Whole Loan"). Note A-2 represents a non-controlling interest in the 101 Hudson Street Whole Loan.

A-1-14

For mortgage loan #3 (Plaza America I & II), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date Balance of $125,000,000. Note A-2 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Plaza America I & II Whole Loan”). Note A-1 represents the controlling interest in the Plaza America I & II Whole Loan

For mortgage loan #5 (Easton Town Center), the mortgage loan represents Note A-1-B-2 of six senior pari passu notes, which have a combined Cut-off Date Balance of $337,500,000 (Note A-1-A, Note A-2-A, Note A-1-B-1, Note A-1-B-2, Note A-1-B-3 and Note A-2-B) and two subordinate notes with a combined Cut-off Date Balance of $362,500,000 (Note B-1 and Note B-2). Together they have a combined Cut-Off Date Balance of $700,000,000 (“Easton Town Center Whole Loan”). All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the balance of Note A-1-A, Note A-2-A, Note A-1-B-1, Note A-1-B-2, Note A-1-B-3 and Note A-2-B in the aggregate. Note A-1-B-2 represents a non-controlling interest in the Easton Town Center Whole Loan.

For mortgage loan #6 (Conrad Indianapolis), the mortgage loan represents Note A-1 of two pari passu notes, which have a combined Cut-off Date principal balance of $55,633,911. Note A-2 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the "Conrad Indianapolis Whole Loan"). Note A-1 represents the controlling interest in the Conrad Indianapolis Whole Loan.

For mortgage loan #7 (Mall at Turtle Creek), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $71,435,569. Note A-1 will not be included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Notes A-1 and A-2 in the aggregate (the “Mall at Turtle Creek Whole Loan”). Note A-2 represents a non-controlling interest in the Mall at Turtle Creek Whole Loan.

For mortgage loan #12 (Central Park Retail), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $89,768,249. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the "Central Park Retail Whole Loan"). Note A-2 represents the non-controlling interest in the Central Park Retail Whole Loan.

For mortgage loan #18 (Gas Company Tower & World Trade Center Parking Garage), the mortgage loan represents Note A-2-C of six senior pari passu notes, which have a combined Cut-off Date Balance of $144,000,000 (Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S, Note A-1-C and Note A-2-C) and two subordinate notes with a combined Cut-off Date Balance of $175,000,000 (Note B-1 and Note B-2). Together they have a combined Cut-Off Date Balance of $319,000,000 (the “Gas Company Tower & World Trade Center Parking Garage Whole Loan”). All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on the balance of Note A-1-S1, Note A-1-S2, Note A-1-S3, Note A-2-S, Note A-1-C and Note A-2-C in the aggregate. Note A-2-C represents a non-controlling interest in Gas Company Tower & World Trade Center Parking Garage Whole Loan.

A-1-15

For mortgage loan #28 (One & Two Corporate Plaza), the mortgage loan represents Note A-2 of two pari passu notes, which have a combined Cut-off Date Balance of $26,939,488. Note A-1 is not included in the trust. All LTV, DSCR, Debt Yield and Cut-off Date Balance per Unit/SF figures presented are based on Note A-1 and Note A-2 in the aggregate (the "One & Two Corporate Plaza Whole Loan"). Note A-2 represents the non-controlling interest in the One & Two Corporate Plaza Whole Loan.

(5)	For mortgage loan #14 (DoubleTree Dallas Near the Galleria), the Appraised Value assumes that the property improvement plan (“PIP”), which is expected to be completed within 12 to 18 months, has been completed. At origination, the lender escrowed $8,118,137, which is the estimated remaining cost of such PIP. The appraised value assuming the PIP has not been completed is $21,000,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity assuming an appraised value of $21,000,000 are 90.4% and 73.1%, respectively.

(6)	For mortgage loan #22 (Central Self Storage – Daly City, CA), U/W Revenues includes office, retail, cell tower and other income.

For mortgage loan #50 (Pokegama Mobile Home & R.V. Park), approximately 30.1% of the U/W Revenues is generated by the 148 recreational vehicle parking spaces.

(7)	The tenant early termination options discussed in this footnote are not intended to be an exclusive list. In particular, termination options based on co-tenancy clauses are generally included only for top five tenants by net rentable square feet if the option is currently or imminently exercisable.

For mortgage loan #2 (101 Hudson Street), the fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet, may terminate 48,400 square feet of its space as of December 31, 2023 upon providing notice by June 30, 2022 and payment of a termination fee equal to $2,107,496.

For mortgage loan #3 (Plaza America I & II), the largest tenant (73,235 square feet), representing 14.2% of net rentable square feet, may reduce its space by up to 20.0% on February 28, 2020 with nine months’ written notice and the payment of a reduction fee equal to the product of (i) $20.00 and (ii) the number of square feet to be reduced. The third largest tenant (22,631 square feet), representing 4.4% of net rentable square feet, may terminate its lease on August 31, 2022 with ten months’ written notice and the payment of a termination fee equal to all unamortized tenant improvements and leasing commissions.

For mortgage loan #7 (Mall at Turtle Creek), the fourth largest tenant (20,000 square feet), representing 6.1% of net rentable square feet, may terminate its lease at any time within 180 days after December 31, 2020 if the tenant’s gross sales do not equal or exceed $3,000,000 during the period from January 1, 2020 through December 31, 2020. The fifth largest tenant (13,319 square feet), representing 4.0% of net rentable square feet, may terminate its lease between December 1, 2018 and January 31, 2019 if the tenant’s net sales do not exceed $1,650,000 during the period of December 1, 2017 through November 30, 2018.

For mortgage loan #9 (ExchangeRight Net Leased Portfolio 13), the sole tenant at the Walgreens – Panama City mortgaged property (14,820 square feet), representing 6.4%

A-1-16

of net rentable square feet of the entire portfolio may terminate its lease upon six months’ written notice, effective as of January 31, 2032 and every five years thereafter until the lease expires on January 31, 2081. The sole tenant at the Walgreens – Fairfield mortgaged property (14,490 square feet), representing 6.2% of net rentable square feet of the entire portfolio may terminate its lease upon six months’ written notice, effective as of December 31, 2027 and every five years thereafter until the lease expires on December 31, 2077.

For mortgage loan #11 (Houston Industrial Portfolio), the largest tenant at the Keough Business Center mortgaged property (5,590 square feet), representing 1.2% of net rentable square feet of the portfolio, may terminate its lease on January 31, 2019 upon providing written notice by October 1, 2018 and payment of a termination fee equal to three months’ base rent and all unamortized leasing commissions. The fifth largest tenant at the Emmott Business Center mortgaged property (7,200 square feet), representing 1.6% of net rentable square feet of the portfolio, may terminate its lease on February 1, 2017 upon providing written notice by November 1, 2016 and payment of a termination fee equal to three months’ base rent.

For mortgage loan #12 (Central Park Retail), the third largest tenant (29,000 square feet), representing 6.6% of net rentable square feet, may terminate its lease at any time on or after January 1, 2019 upon providing six months’ written notice.

For mortgage loan #18 (Gas Company Tower & World Trade Center Parking Garage), the largest tenant (469,078 square feet), representing 34.2% of net rentable square feet, may terminate its lease as of November 9, 2021 upon providing written notice by May 9, 2020, and payment of a termination fee equal to all unamortized tenant improvements and free rent. The largest tenant also has the following contraction options: (i) the ongoing right to terminate 21,852 square feet upon three months written notice; (ii) the one-time right to contract one full uppermost or lowest floor (up to 28,007 square feet), on November 9, 2019 upon providing written notice on August 9, 2018; (iii) provided that the tenant does not exercise option (ii), the right to contract up to two full uppermost or lowest floors (up to 56,014 square feet) with payment of a termination fee equal to the sum of all unamortized tenant improvements, leasing commissions and free rent. Notice of election to contract space must be given on or before: (A) August 9, 2019 if only terminating one floor; and (B) May 9, 2019 if the tenant is terminating two floors; (iv) a one-time right to terminate up to 12,805 square feet on December 31, 2016 upon three months’ written notice; (v) the right to terminate 28,007 square feet effective March 24, 2017 or March 24, 2018 upon providing six months’ written notice; (vi) a one-time right to contract 14,500 square feet effective July 31, 2017 upon providing written notice on April 30, 2017; and (vii) an ongoing right to terminate 10,655 square feet of storage space upon 30 days’ written notice. The second largest tenant (164,674 square feet), representing 12.0% of net rentable square feet, has a contraction right effective as of December 31, 2018 with notice by December 31, 2017. Contraction space can be one full floor or all of the tenant’s continuous space on any floor where the tenant leases a portion of the floor and will either be the uppermost or lowermost floor of the tenant’s contiguous floors or any noncontiguous floor subject to a contraction fee equal to the sum of all unamortized tenant improvements, leasing commissions, free rent and refurbishment allowance plus three months of base and additional rent/pass through. The third largest tenant (112,028 square feet), representing 8.2% of net rentable area, has a one-time right to contract up to one full floor of either the highest or lowest floor of the tenant’s space as of February 28, 2023 upon providing written notice on or before

A-1-17

November 30, 2021. The contraction fee is equal to a sum of all unamortized tenant improvements, leasing commissions and free rent. The fourth largest tenant (97,218 square feet), representing 7.1% of net rentable square feet, has the right to contract its space by approximately 5,000 square feet by relocating from the fourth floor to the seventh floor between May 1, 2016 and April 30, 2018.

For mortgage loan #20 (Consumer Square West), the second largest tenant (23,253 square feet), representing 10.7% of net rentable square feet, has a one-time right to terminate its lease if its gross sales do not exceed $2,000,000 during the 6th full lease year, starting on August 1, 2022 with at least 30 days’ prior written notice provided no later than 30 days after the end of the 6th full lease year on July 31, 2023.

For mortgage loan #26 (61 Inverness), the fifth largest tenant (4,500 square feet), representing 5.2% of net rentable square feet, may terminate its lease on February 28, 2018 with at least six months’ written notice.

For mortgage loan #28 (One & Two Corporate Plaza), the largest tenant (40,742 square feet), representing 14.8% of net rentable square feet, has a one-time right to terminate its lease after May 1, 2018 with at least 120 days’ prior written notice. The termination fee is equal to the unamortized portion of the brokerage commission, allowance costs, and leasing commissions. The third largest tenant (20,127 square feet), representing 7.3% of net rentable square feet, may terminate its lease after April 10, 2019, provided that no part of the lease is sublet for a term extending past April 10, 2019 or the lease has not been assigned, except to a permitted assignee, with at least six months’ prior notice. The termination fee is equal to the unamortized portion of the leasing commissions and the tenant improvements allowance. The fourth largest tenant (17,958 square feet), representing 6.5% of net rentable square feet, is subject to federal government appropriations funding and may terminate its lease if there is a loss of federal funding or appropriations are insufficient to pay the lease, with at least 120 days’ prior written notice. The termination fee is equal to the unamortized portion of the tenant improvement allowance and brokerage fees.

With respect to mortgage loan #31 (Pacific Rancho Business Park), the fifth largest tenant (9,100 square feet), representing 10.9% of net rentable square feet, may terminate its lease at any time upon providing 12 months’ written notice and prepayment of three months’ rent.

For mortgage loan #61 (Big Oaks Self Storage & Retail), the largest retail tenant (2,880 square feet), representing 3.0% of net rentable square feet, may terminate its lease at any time on or after December 1, 2017 with 180 days’ written notice.

(8)	In certain cases, mortgage loans may have tenants that have executed leases, but may not be fully paying rent or occupying the related leased premises that were included in the underwriting.

For mortgage loan #1 (Gurnee Mills), the fifth largest tenant (105,248 square feet), representing 6.3% of net rentable square feet has executed a lease and is paying rent, but is not in occupancy of its space. They are anticipated to open for business in January 2017.

A-1-18

For mortgage loan #2 (101 Hudson Street), the largest tenant (388,207 square feet), representing 28.9% of net rentable square feet, has abated rent through June 2017. The second largest tenant (271,533 square feet), representing 20.2% of net rentable square feet, is not in occupancy of 139,536 square feet. The third largest tenant (100,909 square feet), representing 7.5% of net rentable square feet, is not in occupancy of 37,387 square feet of its space. The fifth largest tenant (54,669 square feet), representing 4.1% of net rentable square feet has eight months of abated rent through January 2026. A reserve was collected at closing for all outstanding rent abatements.

For mortgage loan #3 (Plaza America I & II), the largest tenant (73,235 square feet), representing 14.2% of net rentable square feet, recently expanded and renewed its lease and is paying abated rent. $310,851 was escrowed at origination to cover the rent abatement period. The second largest tenant (61,113 square feet), representing 11.9% of net rentable square feet is paying a reduced rent. $986,948 was escrowed at origination to cover the rent abatement period.

For mortgage loan #7 (Mall at Turtle Creek), the fourth largest tenant (20,000 square feet), representing 6.1% of net rentable square feet, has executed its lease, but is not currently in occupancy as it builds out its space. The tenant is expected to open for business on October 20, 2016. A reserve of $151,667 was escrowed at origination for the projected gap rent period.

For mortgage loan #11 (Houston Industrial Portfolio), the fifth largest tenant at the Keough Business Center mortgaged property (1,885 square feet), representing 0.4% of net rentable square feet of the portfolio, will commence paying full, unabated rent in December 2016. A reserve of $20,821 was escrowed at origination to cover the free rent period for the entire portfolio.

For mortgage loan #12 (Central Park Retail), the fourth largest tenant (20,930 square feet), representing 4.7% of net rentable square feet, has executed a lease but has not taken occupancy or commenced paying rent. The tenant is anticipated to be in occupancy in November 2016 and commences paying rent on September 28, 2016. A reserve of $38,372 was taken at closing representing gap rent.

For mortgage loan #15 (Tully Business Center), the third largest tenant (4,578 square feet), representing 3.2% of net rentable square feet, has executed a lease but is not anticipated to be in occupancy until March 2017.

For mortgage loan #17 (Alliance International), the second largest tenant (11,936 square feet), representing 5.0% of net rentable square feet, is in occupancy but has abated rent in August of 2016, 2017, 2018, 2019, 2020, and 2021. $16,909 was reserved at closing representing the first month of outstanding free rent.

For mortgage loan #18 (Gas Company Tower & World Trade Center Parking Garage), the largest tenant (469,078 square feet), representing 34.2% of net rentable square feet, has free rent through October 2016. The fourth largest tenant (97,218 square feet), representing 7.1% of net rentable square feet, has free rent through January 2020. At origination, the borrower deposited $4,478,325 into a free rent reserve account of which $4,160,630 relates to a free rent period for the largest tenant and $317,695 relates to the fourth largest tenant.

A-1-19

For mortgage loan #19 (2375 Anselmo Drive), the second largest tenant (6,857 square feet), representing 9.2% of net rentable area, has executed a lease and is in the process of building out improvements. The tenant is anticipated to be in occupancy by December 2016 and the rent commencement date is January 1, 2017. At origination, $1,900,000 was escrowed and will be released once the tenant has completed their build-out and has taken occupancy.

For mortgage loan #26 (61 Inverness), the third largest tenant (12,136 square feet), representing 14.1% of net rentable square feet, is only occupying 6,704 square feet of its space. The tenant is paying full rent for the entire 12,136 square feet of leased premises but the unoccupied portion was underwritten as vacant.

For mortgage loan #29 (New Albany Office Building), the second largest tenant (16,107 square feet), representing 19.4% of net rentable square feet, has free rent on 1,901 square feet until March 31, 2017. Additionally, the second largest tenant executed a lease on 5,825 square feet and is anticipated to be in occupancy and paying rent by December 2016.

For mortgage loan #68 (Campus Plaza – MI), the second largest tenant (4,200 square feet), representing 10.8% of net rentable square feet, has abated rent from August 2020 through July 2021.

(9)	For mortgage loan #18 (Gas Company Tower & World Trade Center Parking Garage), the largest tenant (469,078 square feet), representing 34.2% of net rentable area, has multiple leases that expire as follows: 385,057 square feet expire October 31, 2026; 56,014 square feet expire March 31, 2019 and 28,007 square feet expire December 31, 2017.

For mortgage loan #28 (One & Two Corporate Plaza), the largest tenant (40,742 square feet), representing 14.8% of net rentable area, has multiple leases that expire as follows: 18,584 square feet expire on December 31, 2017 and 22,158 square feet expire on April 30, 2020. The second largest tenant (27,676 square feet), representing 10.0% of net rentable area, has multiple leases that expire as follows: 1,884 square feet on December 31, 2017 and 25,792 on January 31, 2022.

For mortgage loan #49 (Courthouse Square), the third largest tenant (3,258 square feet) representing 12.2% of net rentable area, has multiple leases that expire as follows: 1,008 square feet on August 31, 2017 and 2,250 square feet on March 31, 2019.

(10)	For mortgage loan #19 (2375 Anselmo Drive), the second largest tenant (6,857 square feet), representing 9.2% of net rentable area, is an affiliate of the sponsor.

For mortgage loan #61 (Big Oaks Self Storage & Retail), the fourth largest retail tenant (1,350 square feet), representing 1.4% of net rentable square feet, is affiliated with the sponsor.

(11)	For mortgage loan #3 (Plaza America I & II), the fourth largest tenant (22,303 square feet), representing 4.3% of net rentable square feet, subleases 7,200 square feet of its space for an annual base rent of $237,600 ($33.00 per square foot, expiring December 31, 2017).

A-1-20

For mortgage loan #28 (One & Two Corporate Plaza), the fifth largest tenant (9,273 square feet), representing 3.4% of net rentable square feet, currently subleases its space for an annual base rent of $234,143 ($25.25 per square foot, expiring on September 30, 2017).

(12)	For mortgage loan #8 (Home2 Suites - Long Island City), the Monthly Replacement Reserve will be adjusted on each payment date in January to the greater of 1/12th of 4.0% of annual gross revenues for the property and amount required to be collected by the franchisor, but in no case may the Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve.

For mortgage loan #10 (Sheraton Towson Baltimore North), Monthly Replacement Reserve will be adjusted to an amount equal to 1/12 of 4% of the projected annual gross income from operation of the property as set forth in the approved annual budget for FF&E expenditures, but in no case may the Monthly Replacement Reserve be less than the initial Monthly Replacement Reserve.

For mortgage loan #14 (DoubleTree Dallas Near the Galleria), the Monthly Replacement Reserve, to be adjusted each January, will be 1/12 of 2.0% of the prior year’s actual annual gross income for the period beginning October 11, 2017 to October 10, 2018, 1/12 of 3.0% of the prior year’s actual annual gross income from October 11, 2018 to October 10, 2019, and 1/12 of 4.0% of the prior year’s actual annual gross income for each year thereafter beginning on October 11, 2019.

For mortgage loan #25 (Holiday Inn Express & Suites Cooperstown), the Monthly Replacement Reserve will be: (i) for the period until September 29, 2017, the greater of an amount equal to: (a) 1/12 of 2% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (b) the aggregate amount required under the management agreement and the franchise agreement; (ii) for the period starting on September 30, 2017 and ending September 29, 2019, the greater of an amount equal to: (a) 1/12 of 3% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (b) the aggregate amount required under the management agreement and the franchise agreement; and (iii) thereafter, the greater of an amount equal to: (a) 1/12 of 4% of gross income from operations during the calendar year immediately preceding the calendar year in which such payment date occurs; and (b) the aggregate amount required under the management agreement and the franchise agreement.

For mortgage loan #48 (Best Western - Westgate), the Monthly FF&E Reserve will be equal to 1/12th of 4% of gross revenue for the immediately preceding 12-month period.

(13)	For mortgage loan #2 (101 Hudson Street), the Other Escrow I (Initial) and Other Escrow II (Initial) are expected to be replaced by a letter of credit.

For mortgage loan #25 (Holiday Inn Express & Suites Cooperstown), on each payment date during the months of May, June, July, August, September, and October of each year, the borrower will deposit an additional $83,300 if the reserve balance is less than $500,000.

A-1-21

For mortgage loan #48 (Best Western - Westgate), on each payment date occurring during June of any year, the borrower will be required to pay an amount equal to $11,590, and, on each payment date thereafter occurring during October of any year, an amount equal to $13,737.

(14)	For mortgage loan #22 (Central Self Storage - Daly City, CA), the sponsors are: Robert J. Dailey; Thomas A. Dailey; Ruth Dailey; James H. Price; Terrence D. Ranahan; Sharon W. Ranahan; Ann Franks Boren; Clair L. Hotten; Mary J. Hotten; Phil Jones; Sabrina Jones; Dailey Walwark Family Trust; The Dailey Living Trust; The Price GST Exempt Trust; James H. Price Survivor’s Trust; Ranahan Family Declaration of Trust; Ann Franks Boren Living Trust; Hotten Family Trust.

A-1-22